--------------------------------------------------------------------------------


                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549



                                   FORM 8-K



                Current Report Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): July 15, 1998



                           Host Marriott Corporation
                -----------------------------------------------
                 (Exact name of registrant as specified in its
                                   charter)



        Delaware                          1-5664               53-0085950
    ----------------------------------------------------------------------------
    (State or other jurisdiction of    (Commission File    (I.R.S Employer
    incorporation of organization)           Number)        Identification No.)



       10400 Fernwood Road, Bethesda, Maryland                     20817
    ----------------------------------------------------------------------------
            (Address of principal executive offices)          (Zip Code)



      Registrant's telephone number, including area code: (301) 380-9000

--------------------------------------------------------------------------------

ITEM 5.   OTHER EVENTS.

          Host Marriott Corporation (the "Company") believes that the following information is material to its investors and has included the following information herein:

          . The condensed financial statements of the Parent Company (as defined) set forth in clause (1) of Item 7 which represents the investment in, and operations of, subsidiaries with restricted net assets accounted for on the equity method of accounting.

          . The consolidated financial statements of Host Marriott Hotels (as defined) set forth in clause (2) of Item 7 which represents the assets and liabilities expected to be included in the Company's contribution of certain assets and liabilities to the Operating Partnership (as defined herein) in conjunction with the Company's contemplated REIT Conversion (as defined herein).

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

          (1)  Financial Statements of the Parent Company                  Page
                                                                           ----
                 Condensed Balance Sheets as of March 27, 1998 and
                 January 2, 1998                                             3

                 Condensed Statements of Operations for the twelve weeks
                 ended March 27, 1998 and March 28, 1997                     4

                 Condensed Statements of Cash Flows for the twelve weeks
                 ended March 27, 1998 and March 28, 1997                     5

                 Notes to the condensed financial statements                 6

          (2)  Financial Statements of Host Marriott Hotels
               (predecessor to the Operating Partnership)

                 Report of Independent Public Accountants                   11

                 Combined Consolidated Balance Sheets as of January 2,
                 1998 and January 3, 1997                                   12

                 Combined Consolidated Statements of Operations for the
                 Fiscal Years Ended January 2, 1998, January 3, 1997
                 and December 29, 1995                                      13

                 Combined Consolidated Statements of Cash Flows for the
                 Fiscal Years Ended January 2, 1998, January 3, 1997
                 and December 29, 1995                                      14

                 Notes to Combined Consolidated Financial Statements        15

                 Condensed Combined Consolidated Balance Sheet as of
                 March 27, 1998 (unaudited)                                 38

                 Condensed Combined Consolidated Statements of Operations
                 for the Twelve Weeks Ended March 27, 1998 and March 28,
                 1997 (unaudited)                                           39

                 Condensed Combined Consolidated Statements of Cash Flows
                 for the Twelve Weeks Ended March 27, 1998 and March 28,
                 1997 (unaudited)                                           40

                 Notes to Condensed Combined Consolidated Financial
                 Statements (unaudited)                                     41

          (3)  Exhibit

                 23     Consent of Independent Accountants

     Pursuant to the requirements at the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigner hereunto duly authorized.


                                       Host Marriott Corporation

July 15, 1998                          /s/ Donald D. Olinger
                                       -----------------------------
                                           Senior Vice President
                                           and Corporate Controller

                           HOST MARRIOTT CORPORATION
                 CONDENSED FINANCIAL INFORMATION OF REGISTRANT
                           CONDENSED BALANCE SHEETS

                                                                  March 27,  January 2,
                                                                    1998        1998
                                                                  ---------  -----------
                                                                      (in millions)
                                    ASSETS

Property and Equipment, net.......................................  $2,800    $2,786
Investments in Affiliates.........................................       6        13
Notes Receivable, net.............................................      40        54
Due from Managers.................................................      65        53
Investment in and Advances to Restricted Subsidiaries.............     980       963
Other Assets......................................................     170       176
Short-term Marketable Securities..................................      63       163
Cash and Cash Equivalents.........................................     303       247
                                                                    ------    ------
  Total Assets....................................................  $4,427    $4,455
                                                                    ======    ======

                     LIABILITIES AND SHAREHOLDERS' EQUITY

Debt..............................................................  $1,928    $1,958
Accounts Payable and Accrued Expenses.............................     106        97
Deferred Income Taxes.............................................     351       363
Other Liabilities.................................................     264       287
                                                                    ------    ------
  Total Liabilities...............................................   2,649     2,705
                                                                    ------    ------

Company-obligated Mandatorily Redeemable Convertible Preferred
 Securities of a Subsidiary Trust Holding Company Substantially
 All of Whose Assets are the Convertible Subordinated Debentures
 Due 2026 ("Convertible Preferred Securities")....................     550       550
                                                                    ------    ------
Shareholders' Equity
 Common Stock.....................................................     204       204
 Additional Paid-in Capital.......................................     935       937
 Retained Earnings................................................      79        49
 Accumulated Other Comprehensive Income...........................      10        10
                                                                    ------    ------
                                                                     1,228     1,200
                                                                    ------    ------
  Total Liabilities and Shareholders' Equity......................  $4,427    $4,455
                                                                    ======    ======

           See Accompanying Notes to Condensed Financial Information.

                           HOST MARRIOTT CORPORATION
                  CONDENSED FINANCIAL INFORMATION OF REGISTRANT
                       CONDENSED STATEMENTS OF OPERATIONS
              Twelve weeks ended March 27, 1998 and March 28, 1997
                            (unaudited, in millions)

                                                                                               1998         1997
                                                                                             -------      -------
                                                                                                 (in millions)
Revenues................................................................................     $   179      $    155
  Operating costs and expenses..........................................................         107           109
                                                                                                ----          ----
Operating profit before minority interest,
  corporate expenses and interest.......................................................          72            46
Minority interest.......................................................................         (16)          (11)
Corporate expenses......................................................................          (7)           (6)
Interest expense........................................................................         (42)          (40)
Dividends on Convertible Preferred Securities of subsidiary trust.......................          (9)           (9)
Interest income.........................................................................           8             8
                                                                                                ----          ----
Income (loss) before income taxes and equity in earnings of
  Restricted Subsidiaries...............................................................           5           (12)
Equity in earnings of Restricted Subsidiaries...........................................          47            23
Provision for income taxes..............................................................         (22)           (5)
                                                                                                 ----         ----
Income before extraordinary items.......................................................          30             6
Extraordinary items - Gain on extinguishment of debt, net of taxes......................                         5
                                                                                                ----          ----
Net income..............................................................................     $    30      $     11
                                                                                                ====          ====

          See Accompanying Notes to Condensed Financial Information.

                           HOST MARRIOTT CORPORATION
                 CONDENSED FINANCIAL INFORMATION OF REGISTRANT
                      CONDENSED STATEMENTS OF CASH FLOWS
             TWELVE WEEKS ENDED MARCH 27, 1998 AND MARCH 28, 1997
                            (UNAUDITED IN MILLIONS)

                                                     1998    1997
                                                    ------  ------
                                                     (in millions)
Cash from operations..............................  $  39   $  34
                                                    -----   -----

Investing Activities
 Net proceeds from sale of assets.................      1       3
 Capital expenditures.............................    (38)    (29)
 Acquisitions.....................................    (22)    (58)
 Dividends from Restricted Subsidiaries...........      -      13
 Purchases of short-term marketable securities....    (53)      -
 Sales of short-term marketable securities........    153       -
 Notes Receivable Collections.....................      -       1
 Notes Receivable and Affiliate Collections, net..     14       4
 Other............................................     (6)      2
                                                    -----   -----
   Cash from (used in) investing activities.......     49     (64)
                                                    -----   -----
Financing Activities
 Issuances of debt................................      1      90
 Issuances of common stock........................      -       2
 Repayments of debt...............................    (32)   (225)
 Deposits into Debt Service Reserves..............     15       -
Other.............................................    (16)      5
                                                    -----   -----
   Cash used in financing activities..............    (32)   (128)
                                                    -----   -----
Increase (decrease) in cash and cash equivalents..  $  56   $(158)
                                                    =====   =====

          See Accompanying Notes to Condensed Financial Information.

                           HOST MARRIOTT CORPORATION
                 CONDENSED FINANCIAL INFORMATION OF REGISTRANT
                   NOTES TO CONDENSED FINANCIAL INFORMATION

A) The accompanying condensed financial information of Host Marriott Corporation (the "Parent Company") as of March 27, 1998 and the twelve weeks ended March 27, 1998 and March 28, 1997 present the financial position, results of operations and cash flows of the Parent Company with the investment in, and operations of, subsidiaries with restricted net assets accounted for on the equity method of accounting. The Parent Company's restricted subsidiaries are HMH Properties, Inc., HMC Acquisition Properties (prior to the merger of HMH Properties, Inc. and HMC Acquisitions, Inc.), and HMC Capital Resources Corporation.

    In May 1995, HMH Properties, Inc. ("Properties"), an indirect, wholly-owned subsidiary of the Parent Company, issued $600 million of 9.5% senior notes at par value with a final maturity of May 2005 (the "Properties Notes").

    In December 1995, HMC Acquisition Properties, Inc. ("Acquisitions"), an indirect, wholly-owned subsidiary of the Parent Company, issued $350 million of 9% senior notes (the "Acquisitions Notes") at par value with a final maturity of December 2007.

    On July 10, 1997, Properties and Acquisitions completed consent solicitations (the "Consent Solicitations") with holders of their senior notes to amend certain provisions of their senior notes indentures. The Consent Solicitations facilitated the merger of Acquisitions with and into Properties (the "Merger"). The amendments to the indentures also increased the ability of Properties to acquire, through certain subsidiaries, additional properties subject to non-recourse indebtedness and controlling interests in corporations, partnerships and other entities holding attractive properties and increased the threshold required to permit Properties to make distributions to affiliates.

    Concurrent with the Consent Solicitations and the Merger, Properties issued an aggregate of $600 million of 8-7/8% senior notes (the "New Properties Notes") at par with a maturity of July 2007.

    The Properties Notes, the Acquisitions Notes and the New Properties Notes are guaranteed on a joint and several basis by certain of Properties' subsidiaries and rank pari passu in right of payment with all other existing future senior indebtedness of Properties. Properties is the owner of 62 of the Company's 99 lodging properties at March 27, 1998.

    The net assets of Properties at March 27, 1998 and January 2, 1998 were approximately $542 million and $518 million, respectively, substantially all of which were restricted. The indentures governing the Properties Notes, the Acquisitions Notes and the New Properties Notes contain covenants that, among other things, limit the ability to incur additional indebtedness and issue preferred stock, pay dividends or make other distributions, repurchase capital stock or subordinated indebtedness, create certain liens, enter into certain transactions with affiliates, sell certain assets, issue or sell stock of subsidiaries and enter into certain mergers and consolidations.

    HMC Capital Resources Corporation ("Resources") was incorporated in Delaware on June 5, 1997, to acquire and own full-service hotels. HMC Capital Corporation ("Capital") was incorporated as a Delaware Corporation on November 25, 1996, and is the holder of a mortgage on the New York Marriott Financial Center Hotel, which is owned by Resources. The combined companies (collectively "Capital Resources") are wholly-owned subsidiaries of HMC Capital Resources Holding Corporation ("Holdings"), a Delaware corporation formed on June 5, 1997, which is a wholly-owned subsidiary of the Parent Company.

    On June 19, 1997, the Parent Company contributed six full-service hotels and other assets to Resources which, when combined with the mortgage for one of the six hotels held by Capital, represented a total contribution of approximately $447 million. Capital Resources is the owner of seven of the Company's 99 lodging properties at March 27, 1998.

                           HOST MARRIOTT CORPORATION
                 CONDENSED FINANCIAL INFORMATION OF REGISTRANT
            NOTES TO CONDENSED FINANCIAL INFORMATION - (Continued)


    On June 19, 1997, Resources entered into a revolving line of credit agreement (the "Credit Agreement") with a group of commercial banks under which it may borrow up to $500 million for certain permitted uses. Any outstanding borrowings on the Credit Agreement as of June 19, 2000, will be converted to a term loan arrangement with all unpaid advances due June 19, 2004. Borrowings under the Credit Agreement are secured by substantially all of the assets of Capital Resources and its subsidiaries and are also guaranteed in their entirety by the Parent Company and Holdings.

    The net assets of Capital Resources at March 27, 1998 and January 2, 1998 were approximately $453 million and $451 million, substantially all of which were restricted. The Credit Agreement contains covenants that, among other things, limit Capital Resources' ability to pay dividends, incur additional debt, create additional liens on its assets, engage in certain transactions with affiliates, make investments and incur certain capital expenditures. Capital Resources is also required to make certain contributions to a property improvement fund and to maintain certain debt coverage and leverage ratios.

    Interest on the Credit Agreement is accrued at either the Eurodollar rate plus 170 basis points or at the prime rate plus 70 basis points at Capital Resources' option. Capital Resources also owes a commitment fee of 35 basis points on the unused commitment, with payments due quarterly in February, May, August and November. As of March 27, 1998 $22.2 million is outstanding related to a draw down for the acquisition of one property during fiscal year 1997. In June 2000 any balance outstanding under the Credit Agreement converts to a term loan which matures in June 2004. The interest rate at March 27, 1998 was 7.61%.

    Properties and Capital Resources are restricted subsidiaries of the Parent Company (the "Restricted Subsidiaries") and are accounted for under the equity method of accounting on the accompanying condensed financial information of the Parent Company.

B) Properties paid $13 million in the first quarter of 1997, in cash dividends to the Parent Company as permitted under the indenture agreements. There were no cash dividends paid to the Parent Company by Capital Resources in the first quarter of 1998.

C) The Parent Company purchased 100% of the outstanding bonds secured by a first mortgage on the San Francisco Marriott Hotel in the first quarter of 1997. The Parent Company purchased the bonds for $219 million, an $11 million discount to the face value of $230 million. In connection with the redemption and defeasance of the bonds, the Parent Company recognized an extraordinary gain of $5 million, which represents the $11 million discount less the write-off of unamortized deferred financing fees, net of taxes. The San Francisco Marriott Hotel was contributed to Capital Resources in June 1997.

    Aggregate debt maturities at March 27, 1998, excluding $17 million in capital lease obligations, are (in millions):

        1998..................................................... $  317
        1999.....................................................     54
        2000.....................................................    131
        2001.....................................................    216
        2002.....................................................     63
        Thereafter...............................................  1,130
                                                                  ------
                                                                  $1,911
                                                                  ======

                           HOST MARRIOTT CORPORATION
                 CONDENSED FINANCIAL INFORMATION OF REGISTRANT
            NOTES TO CONDENSED FINANCIAL INFORMATION - (CONTINUED)

D) In December 1996, Host Marriott Financial Trust (the "Issuer"), a wholly-owned subsidiary trust of the Parent Company, issued 11 million shares of 6-3/4% convertible quarterly income preferred securities (the "Convertible Preferred Securities"), with a liquidation preference of $50 per share (for a total liquidation amount of $550 million). The Convertible Preferred Securities represent an undivided beneficial interest in the assets of the Issuer and are fully, irrevocably and unconditionally guaranteed by the Parent Company. Proceeds from the issuance of the Convertible Preferred Securities were invested in 6-3/4% Convertible Subordinated Debentures (the "Debentures") due December 2, 2026 issued by the Parent Company. The Issuer exists solely to issue the Convertible Preferred Securities and its own common securities (the "Common Securities") and invest the proceeds therefrom in the Debentures, which are its sole asset.

    Each of the Convertible Preferred Securities is convertible at the option of the holder into shares of Parent Company common stock at the rate of 2.6876 shares per Convertible Preferred Security (equivalent to a conversion price of $18.604 per share of Parent Company common stock). The Debentures are convertible at the option of the holders into shares of Parent Company common stock at a conversion rate of 2.6876 shares for each $50 in principal amount of Debentures. The Issuer will only convert Debentures pursuant to a notice of conversion by a holder of Securities. During the first quarter of 1998 and 1997, no shares were converted into common stock.

    Holders of the Convertible Preferred Securities are entitled to receive preferential cumulative cash distributions at an annual rate of 6-3/4% accruing from the original issue date, commencing March 1, 1997, and payable quarterly in arrears thereafter. The distribution rate and the distribution and other payment dates for the Convertible Preferred Securities will correspond to the interest rate and interest and other payment dates on the Debentures. The Parent Company may defer interest payments on the Debentures for a period not to exceed 20 consecutive quarters. If interest payments on the Debentures are deferred, so too are payments on the Convertible Preferred Securities. Under this circumstance, the Parent Company will not be permitted to declare or pay any cash distributions with respect to its capital stock or debt securities that rank pari passu with or junior to the Debentures.

    Subject to certain restrictions, the Convertible Preferred Securities are redeemable at the Issuer's option upon any redemption by the Parent Company of the Debentures after December 2, 1999. Upon repayment at maturity or as a result of the acceleration of the Debentures upon the occurrence of a default, the Debentures shall be subject to mandatory redemption, from which the proceeds will be applied to redeem Convertible Preferred Securities and Common Securities, together with accrued and unpaid distributions.

E) In April 1998, the Parent Company reached a definitive agreement with various affiliates of the Blackstone Group and Blackstone Real Estate Partners (collectively, "Blackstone") to acquire interests in 12 world-class luxury hotels in the U.S. and certain other assets in a transaction valued at approximately $1.735 billion, including the assumption of two mortgages, one of which is secured by a thirteenth hotel. The Company expects to pay approximately $862 million in cash and assumed debt and to issue approximately 43.7 million Operating Partnership units of the new operating partnership (the "Operating Partnership"), to be formed as part of the Company's reorganization, described below. Each Operating Partnership unit will be exchangeable for one share of Parent Company common stock (or its cash equivalent). Upon completion of the acquisition, Blackstone will own approximately 18% of the shares outstanding of Parent Company common stock on a fully converted basis. The Blackstone portfolio consists of two Ritz-Carltons, two Four Seasons, one Grand Hyatt, three Hyatt Regencies and four Swissotel properties. The acquisition of one of the Four Seasons hotels is subject to a letter of intent. Should the Company be unable to complete a definitive agreement for the acquisition of that property, its interest would consist of a mortgage note secured by the hotel. There is no assurance that the Company will be able to reach a definitive agreement.

    In addition, the Parent Company's board of directors (the "Board") has authorized the Parent Company to reorganize its remaining business operations to qualify as a real estate investment trust ("REIT"), effective as of

                           HOST MARRIOTT CORPORATION
                 CONDENSED FINANCIAL INFORMATION OF REGISTRANT
            NOTES TO CONDENSED FINANCIAL INFORMATION - (CONTINUED)


    January 1, 1999, and to spin-off its senior living communities ("SLC") through a taxable stock dividend to its shareholders (collectively, the "REIT Conversion"). After the REIT Conversion which is subject to shareholder and final Board approval, the Parent Company intends to operate as an "UPREIT", with all of its assets and operations conducted through the newly formed Operating Partnership of which the Parent Company will be the general partner.

    The Parent Company will distribute shares in SLC to its shareholders at the time of the REIT Conversion and the Parent Company expects to make a cash distribution at that time. The projected aggregate value of these distributions, which are expected to be treated as taxable dividends to shareholders, is currently estimated between $400 million and $550 million. An additional taxable distribution may be required in 1999. SLC is expected to own the Parent Company's portfolio of senior living properties. This portfolio currently consists of 31 retirement communities, totaling 7,218 units in 13 states. The communities will continue to be managed by Marriott International. In addition, SLC will lease substantially all of the hotels owned by the REIT and its affiliates. SLC will operate independently of the Parent Company. In order to facilitate the transition, there may initially be some board of directors overlap, which will be eliminated over time.

    Following the REIT Conversion, Host Marriott will own Operating Partnership units in the Operating Partnership equal to the number of outstanding shares of Host Marriott common stock at the time of the REIT Conversion. The UPREIT structure will not affect the ownership by shareholders of their existing Parent Company shares. As part of the REIT Conversion, limited partners in the Parent Company's full-service hotel partnerships and joint ventures are expected to be given an opportunity to receive, on a tax-deferred basis, Operating Partnership units in the new Operating Partnership in exchange for their current partnership interests. Furthermore, the Parent Company anticipates adjusting the conversion ratio of its Convertible Preferred Securities to reflect the distribution of SLC and cash to Company stockholders and issuing additional debt and equity securities.

    The Blackstone transaction is expected to close simultaneously with the REIT Conversion. At that time, Blackstone's hotels and other assets will be contributed in the Operating Partnership. The hotels will continue to be managed under the existing management contracts.

    The REIT expects to qualify as a real estate investment trust under federal income tax law, beginning January 1, 1999. However, consummation of the REIT Conversion is subject to significant contingencies that are outside the control of the Company, including final Board approval, consent of shareholders, partners, bondholders, lenders, and ground lessors of Host Marriott, its affiliates and other third parties. Accordingly, there can be no assurance that the REIT Conversion will be completed or that it will be effective as of January 1, 1999. Consummation of the Blackstone transaction is also subject to certain conditions, including consummation of the REIT Conversion by March 31, 1999.

F) On June 26, 1998 Host Marriott Corporation announced its intention to merge Holdings with and into Properties. In connection with this transaction, Properties commenced an offer to purchase the $1.55 billion in outstanding senior notes (the "Old Senior Notes"). In conjunction with this transaction, Properties intends to enter into a credit facility (the "Credit Facility") and issue $1.4 billion of senior notes (the "New Senior Notes"). The net proceeds from borrowings under the Credit Facility and the New Senior Notes will be used by Properties to purchase the Old Senior Notes. It is anticipated that the Parent Company will guarantee the New Senior Notes and, following the REIT Conversion, that the New Senior Notes will become the direct obligation of the Operating Partnership.

G) The accompanying statements of income reflect the equity in earnings of Restricted Subsidiaries after elimination of interest expense (see Note B) and before income taxes. The Restricted Subsidiaries are included in the

                           HOST MARRIOTT CORPORATION
                 CONDENSED FINANCIAL INFORMATION OF REGISTRANT
            NOTES TO CONDENSED FINANCIAL INFORMATION - (CONTINUED)


consolidated income tax returns of Host Marriott Corporation.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Host Marriott Corporation:

  We have audited the accompanying combined consolidated balance sheets of Host Marriott Hotels (as defined in Note 1) as of January 2, 1998 and January 3, 1997, and the related combined consolidated statements of operations and cash flows for each of the three fiscal years in the period ended January 2, 1998. These financial statements are the responsibility of Host Marriott Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the combined consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the combined consolidated financial statements referred to above present fairly, in all material respects, the financial position of Host Marriott Hotels as of January 2, 1998 and January 3, 1997, and the results of their operations and their cash flows for each of the three fiscal years in the period ended January 2, 1998, in conformity with generally accepted accounting principles.

  As discussed in Notes 1 and 2 to the combined consolidated financial statements, in 1995 Host Marriott Hotels changed its method of accounting for the impairment of long-lived assets.


                                                          Arthur Andersen LLP

Washington, D.C.
May 22, 1998

                              HOST MARRIOTT HOTELS
                      COMBINED CONSOLIDATED BALANCE SHEETS
                      January 2, 1998 and January 3, 1997
                                 (in millions)


                                                                   1997    1996
                                                                  ------  ------

                                     ASSETS

Property and Equipment, net.....................................  $4,634  $3,805
Notes and Other Receivables, net  (including amounts due from
 affiliates of $23 million and $156 million, respectively)......      54     297
Due from Managers...............................................      87      89
Investments in Affiliates.......................................      13      11
Other Assets....................................................     271     246
Short-term Marketable Securities................................     354       -
Cash and Cash Equivalents.......................................     494     704
                                                                  ------  ------
                                                                  $5,907  $5,152
                                                                  ======  ======

                             LIABILITIES AND EQUITY

Debt
 Senior Notes...................................................  $1,585  $1,021
 Mortgage Debt..................................................   1,784   1,529
 Other..........................................................      97      97
                                                                  ------  ------
                                                                   3,466   2,647
Accounts Payable and Accrued Expenses...........................      59      74
Deferred Income Taxes...........................................     487     464
Other Liabilities...............................................     371     290
                                                                  ------  ------
 Total Liabilities..............................................   4,383   3,475
                                                                  ------  ------


Obligation to Host Marriott Corporation Related to Mandatorily
 Redeemable Convertible Preferred Securities of a Subsidiary
 Trust Holding Company of Host Marriott Corporation
 Substantially All of Whose Assets are the Convertible
 Subordinated Debentures Due 2026 ("Convertible Preferred
 Securities")...................................................     550     550

Equity
 Investments and Advances from Host Marriott Corporation........     974   1,127
                                                                  ------  ------
                                                                  $5,907  $5,152
                                                                  ======  ======

            See Notes to Combined Consolidated Financial Statements.

                              HOST MARRIOTT HOTELS
                 COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS
   Fiscal years ended January 2, 1998, January 3, 1997 and December 29, 1995
                                 (in millions)

                                                          1997     1996    1995
                                                         -------  ------  ------
REVENUES
 Hotels................................................  $1,093   $ 717   $ 474
 Net gains (losses) on property transactions...........     (11)      1      (3)
 Equity in earnings of affiliates......................       5       3       -
 Other.................................................      23      11      13
                                                         ------   -----   -----
  Total revenues.......................................   1,110     732     484
                                                         ------   -----   -----

OPERATING COSTS AND EXPENSES
 Hotels (including Marriott International management
  fees of $162 million, $101 million and $67 million,
   respectively).......................................     649     461     281
 Other (including a $60 million write-down of
  undeveloped land in 1995)............................      29      38      89
                                                         ------   -----   -----
  Total operating costs and expenses...................     678     499     370
                                                         ------   -----   -----

OPERATING PROFIT BEFORE MINORITY INTEREST, CORPORATE
 EXPENSES AND INTEREST.................................     432     233     114
Minority interest......................................     (32)     (6)     (2)
Corporate expenses.....................................     (45)    (43)    (36)
Interest expense.......................................    (287)   (237)   (178)
Dividends on Convertible Preferred Securities..........     (37)     (3)      -
Interest income........................................      52      48      27
                                                         ------   -----   -----
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE
 INCOME TAXES..........................................      83      (8)    (75)
Benefit (provision) for income taxes...................     (36)     (5)     13
                                                         ------   -----   -----
INCOME (LOSS) FROM CONTINUING OPERATIONS...............      47     (13)    (62)
DISCONTINUED OPERATIONS
 Loss from discontinued operations (net of income tax
  benefit of $3 million in 1995).......................       -       -      (8)
 Provision for loss on disposal (net of income tax
  benefit of $23 million in 1995)......................       -       -     (53)
                                                         ------   -----   -----
INCOME (LOSS) BEFORE EXTRAORDINARY ITEMS...............      47     (13)   (123)
Extraordinary items-Gain (loss) on extinguishment of
 debt (net of income tax expense (benefit) of $1
 million in 1997 and ($10) million in 1995)............       3       -     (20)
                                                         ------   -----   -----
NET INCOME (LOSS)......................................  $   50   $ (13)  $(143)
                                                         ======   =====   =====

            See Notes to Combined Consolidated Financial Statements.

                              HOST MARRIOTT HOTELS
                 COMBINED CONSOLIDATED STATEMENTS OF CASH FLOWS
   Fiscal years ended January 2, 1998, January 3, 1997 and December 29, 1995
                                 (in millions)

                                                            1997    1996    1995
                                                           ------  ------  -------
OPERATING ACTIVITIES
Income (loss) from continuing operations.................  $  47   $ (13)  $  (62)
Adjustments to reconcile to cash from operations:
 Depreciation and amortization...........................    231     168      122
 Income taxes............................................    (20)    (35)     (35)
 Amortization of deferred income.........................     (4)     (6)      (7)
 Net (gains) losses on property transactions.............     19       4       70
 Equity in earnings of affiliates........................     (4)     (3)       -
 Other...................................................     62      49       33
 Changes in operating accounts:
   Other assets..........................................     57       9       (2)
   Other liabilities.....................................     44      32       (9)
                                                           -----   -----   ------
 Cash from continuing operations.........................    432     205      110
 Cash from (used in) discontinued operations.............      -      (4)      32
                                                           -----   -----   ------
 Cash from operations....................................    432     201      142
                                                           -----   -----   ------
INVESTING ACTIVITIES
Proceeds from sales of assets............................     51     373      358
 Less non-cash proceeds..................................      -     (35)     (33)
                                                           -----   -----   ------
Cash received from sales of assets.......................     51     338      325
Acquisitions.............................................   (359)   (702)    (392)
Capital expenditures:
 Capital expenditures for renewals and replacements......   (129)    (87)     (56)
 Lodging construction funded by project financing........      -      (3)     (40)
 New investment capital expenditures.....................    (29)    (69)     (64)
Purchases of short-term marketable securities............   (354)      -        -
Notes receivable collections.............................      6      13       43
Affiliate notes receivable and collections, net..........     (6)     21        2
Other....................................................     13     (15)      26
                                                           -----   -----   ------
 Cash used in investing activities from continuing
  operations.............................................   (807)   (504)    (156)
 Cash used in investing activities from discontinued
  operations.............................................      -       -      (52)
                                                           -----   -----   ------
 Cash used in investing activities.......................   (807)   (504)    (208)
                                                           -----   -----   ------
FINANCING ACTIVITIES
Issuances of debt........................................    857      46    1,251
Issuances of Convertible Preferred Securities, net.......      -     533        -
Issuances of common stock by Host Marriott...............      6     454       13
Scheduled principal repayments...........................    (90)    (82)    (100)
Debt prepayments.........................................   (403)   (173)    (960)
Cash transfers to Host Marriott..........................   (226)      -        -
Other....................................................     21      28        -
                                                           -----   -----   ------
 Cash from financing activities from continuing
  operations.............................................    165     806      204
 Cash used in financing activities from discontinued
  operations.............................................      -       -       (4)
                                                           -----   -----   ------
 Cash from financing activities..........................    165     806      200
                                                           -----   -----   ------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS.........   (210)    503      134
CASH AND CASH EQUIVALENTS, beginning of year.............    704     201       67
                                                           -----   -----   ------
CASH AND CASH EQUIVALENTS, end of year...................  $ 494   $ 704   $  201
                                                           =====   =====   ======

Non-cash financing activities:
 Assumption of mortgage debt for the acquisition of, or
  purchase of controlling interests in, certain hotel
  properties.............................................  $ 394   $ 696   $  141
                                                           =====   =====   ======


            See Notes to Combined Consolidated Financial Statements.

                              HOST MARRIOTT HOTELS
              NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS

1.   Summary of Significant Accounting Policies

Basis of Presentation

     On April 16, 1998, the Board of Directors of Host Marriott Corporation ("Host Marriott") approved a plan to reorganize Host Marriott's current business operations by spin-off of Host Marriott's senior living business ("Senior Living") and contribution of Host Marriott's hotels and certain other assets and liabilities to a newly formed Delaware limited partnership, Host Marriott, L.P. (the "Operating Partnership") whose sole general partner will be Host Marriott Trust, a newly formed Maryland Real Estate Investment Trust ("REIT") that will merge with Host Marriott Corporation, a Delaware corporation. Host Marriott's contribution of its hotels and certain assets and liabilities to the Operating Partnership (the "Contribution") in exchange for units of limited partnership interests in the Operating Partnership will be accounted for at Host Marriott's historical basis.

     The accompanying combined consolidated financial statements include the accounts of the Host Marriott hotels and the assets and liabilities expected to be included in the Contribution by Host Marriott to the Operating Partnership upon its planned conversion to a REIT (the "REIT Conversion") and is the predecessor to the Operating Partnership. In these combined consolidated financial statements, the predecessor to the Operating Partnership is referred to as "Host Marriott Hotels" or the "Company." The combined consolidated financial statements exclude the assets, liabilities, equity, operations and cash flows related to Host Marriott's portfolio of 31 senior living communities. After the reorganization, Senior Living will own these assets and lease the existing hotels from the Company.

     In connection with the REIT Conversion, the Operating Partnership is proposing the purchase of the remaining interests in eight public limited partnerships in which Host Marriott or its subsidiaries are general partners that own or control 24 full-service hotels. Five of the partnerships (nine hotels) are already controlled and consolidated by Host Marriott as are two of the hotels in another of the partnerships for which a subsidiary of Host Marriott provided 100% non-recourse financing for the acquisition of these two hotels. The Operating Partnership is also proposing to purchase certain private partnerships in which Host Marriott or its subsidiaries are general partners in exchange for units in the Operating Partnership ("OP Units"). OP Units will be convertible into one share of Host Marriott common stock for each OP Unit owned or, at the election of Host Marriott Trust, cash in an amount equal to the market value of such shares beginning one year after the issuance of the OP Unit.

     However, consummation of the REIT Conversion is subject to significant contingencies that are outside the control of the Company, including final Board approval, consents of shareholders, partners, bondholders, lenders and ground lessors of Host Marriott, its affiliates and other third parties. Accordingly, there can be no assurance that the REIT Conversion will be completed.

Description of Business

     As of January 2, 1998, the Company owned, or had controlling interests in, 95 upscale and luxury full-service hotel lodging properties generally located throughout the United States and operated under the Marriott and Ritz-Carlton brand names. Most of these properties are managed by Marriott International, Inc. ("Marriott International"). At that date, the Company also held minority interests in various partnerships that own 242 additional properties, including 22 full-service hotel properties, managed by Marriott International.

     On December 29, 1995, Host Marriott distributed to its shareholders through a special tax-free dividend (the "Special Dividend") its food, beverage, and merchandise concessions business at airports, on tollroads, and at arenas and other attractions (the "Operating Group"). See Note 2 for a discussion of the Special Dividend. The 1995 financial statements were restated to reflect the Operating Group as discontinued operations.

                              HOST MARRIOTT HOTELS
         NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS (Cont'd.)

     The structure of Host Marriott was substantially altered on October 8, 1993 (the "Marriott International Distribution Date") when the Company distributed the stock of a wholly-owned subsidiary, Marriott International, Inc., in a special dividend (the "Marriott International Distribution"). See Note 14 for a description of the Marriott International Distribution and related transactions.

     An analysis of the activity in the "Investments and Advances from Host Marriott Corporation" follows (in millions):

  Balance, December 30, 1994                                           $  710
  Net loss                                                               (143)
  Distribution of Host Marriott Services Corporation                       91
  Issuances of common stock and other activity of Host Marriott            17
                                                                       ------
     Balance, December 29, 1995                                           675
  Net loss                                                                (13)
  Adjustment for distribution of Host Marriott Services Corporation        (4)
  Issuances of common stock and other activity of Host Marriott           469
                                                                       ------
     Balance January 3, 1997                                            1,127
  Net income                                                               50
  Cash transfers to Host Marriott                                        (226)
  Issuances of common stock and other activity of Host Marriott            23
                                                                       ------
     Balance, January 2, 1998                                          $  974
                                                                       ======

     The average balance in the "Investment and Advances from Host Marriott Corporation" was $692 million for 1995, $901 million for 1996 and $1,051 million for 1997. The "Cash transfers to Host Marriott" reflects cash transfers to Host Marriott for the purchase of the Senior Living assets which, as contemplated, will be spun-off in conjunction with the REIT Conversion.

Principles of Consolidation

     The combined consolidated financial statements include the accounts of the Company and its subsidiaries and controlled affiliates. Investments in affiliates over which the Company has the ability to exercise significant influence, but does not control, are accounted for using the equity method. All material intercompany transactions and balances have been eliminated.

Fiscal Year

     The Company's fiscal year ends on the Friday nearest to December 31. Fiscal years 1997 and 1995 included 52 weeks compared to 53 weeks for fiscal year 1996.

Revenues and Expenses

     Revenues primarily represent house profit from the Company's hotel properties because the Company has delegated substantially all of the operating decisions related to the generation of house profit from its hotel properties to the manager. Revenues also include net gains (losses) on property transactions and equity in the earnings of affiliates. House profit reflects the net revenues flowing to the Company as property owner and represents hotel properties' operating results, less property-level expenses, excluding depreciation, management fees, real and personal property taxes, ground and equipment rent, insurance and certain other costs, which are classified as operating costs and expenses in the accompanying combined consolidated financial statements. See Note 17.

                              HOST MARRIOTT HOTELS
         NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS (cont'd.)

Earnings (Loss) Per OP Unit

     Basic and diluted earnings (loss) per OP Unit have been calculated based on the number of Host Marriott common shares outstanding for all periods presented because it is expected that upon the REIT Conversion the Operating Partnership will issue OP Units to Host Marriott in exchange for the Contribution equal to the number of shares of outstanding Host Marriott common stock, accordingly, the following discussion of earnings (loss) per OP Unit is on a pro forma basis as if the REIT Conversion and the Contribution had occurred.

     Basic earnings (loss) per OP Unit are computed by dividing net income
(loss) by the weighted average number of shares of common stock outstanding of Host Marriott. Diluted earnings (loss) per OP Unit are computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding plus other dilutive securities of Host Marriott. Diluted earnings
(loss) per OP Unit has not been adjusted for the impact of the Convertible Preferred Securities for 1997 and 1996 and for the comprehensive stock plan and warrants for 1996 and 1995 as they are anti-dilutive.

     Basic and diluted earnings (loss) per OP Unit on a pro forma basis are as follows:

                                                         1997      1996    1995
                                                        ------    ------  ------
     Basic earnings (loss) per OP Unit:
     Continuing operations............................  $ .23     $(.07)  $(.39)
     Discontinued operations (net of income taxes)....      -         -    (.39)
     Extraordinary items--Gain (loss) on
      extinguishment of debt
      (net of income taxes)...........................    .02         -    (.12)
                                                        -----     -----   -----
      Basic earnings (loss) per OP Unit...............  $ .25     $(.07)  $(.90)
                                                        =====     =====   =====

     Diluted earnings (loss) per OP Unit:
     Continuing operations............................  $ .23     $(.07)  $(.39)
     Discontinued operations (net of income taxes)....      -         -    (.39)
     Extraordinary items--Gain (loss) on
      extinguishment of debt
      (net of income taxes)...........................    .01              (.12)
                                                        -----     -----   -----
      Diluted earnings (loss) per OP Unit.............  $ .24     $(.07)  $(.90)
                                                        =====     =====   =====

                             HOST MARRIOTT HOTELS
         NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS (Cont'd.)

  A reconciliation of the number of shares utilized (based on Host Marriott shares) for the calculation of dilutive earnings per OP Unit follows (in millions):

                                                             1997   1996   1995
                                                             -----  -----  -----
     Weighted average number of common shares outstanding..  203.1  188.7  158.3
     Assuming distribution of common shares granted under
      comprehensive stock plan, less shares assumed
      purchased at average market price....................    4.8     --     --
     Assuming distribution of common shares issuable for
      warrants, less shares assumed purchased at average
      market price.........................................    0.3     --     --
                                                             -----  -----  -----
        Shares utilized for the calculation of diluted
         earnings per OP Unit..............................  208.2  188.7  158.3
                                                             =====  =====  =====

International Operations

  The combined consolidated statements of operations include the following amounts related to non-U.S. subsidiaries and affiliates of Host Marriott: revenues of $39 million and $18 million and loss before income taxes of $9 million and $2 million in 1997 and 1996, respectively. International revenues and income before income taxes in 1995 were not material.

Property and Equipment

  Property and equipment is recorded at cost. For newly developed properties, cost includes interest, rent and real estate taxes incurred during development and construction. Replacements and improvements are capitalized.

  Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally 40 years for buildings and three to ten years for furniture and equipment. Leasehold improvements are amortized over the shorter of the lease term or the useful lives of the related assets.

  Gains on sales of properties are recognized at the time of sale or deferred to the extent required by generally accepted accounting principles. Deferred gains are recognized as income in subsequent periods as conditions requiring deferral are satisfied or expire without further cost to the Company.

  In cases where management is holding for sale particular hotel properties, the Company assesses impairment based on whether the estimated sales price less costs of disposal of each individual property to be sold is less than the net book value. A property is considered to be held for sale when the Company has made the decision to dispose of the property. Otherwise, the Company assesses impairment of its real estate properties based on whether it is probable that undiscounted future cash flows from each individual property will be less than its net book value. If a property is impaired, its basis is adjusted to its fair market value.

Deferred Charges

  Deferred financing costs related to long-term debt are deferred and amortized over the remaining life of the debt.

Cash, Cash Equivalents and Short-term Marketable Securities

  The Company considers all highly liquid investments with a maturity of 90 days or less at the date of purchase to be cash equivalents. Cash and cash equivalents includes approximately $103 million and $67 million at January 2, 1998 and January 3, 1997, respectively, of cash related to certain consolidated partnerships, the use of which is restricted generally for partnership purposes to the extent it is not distributed to the partners. Short-term marketable securities include investments with a maturity of 91

                             HOST MARRIOTT HOTELS
         NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS (Cont'd.)

days to one year at the date of purchase. The Company's short-term marketable securities represent investments in U.S. government agency notes and high quality commercial paper. The short-term marketable securities are categorized as available for sale and, as a result, are stated at fair market value.

Concentrations of Credit Risk

  Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash, cash equivalents and short-term marketable securities. The Company maintains cash and cash equivalents and short-term marketable securities with various high credit-quality financial institutions. The Company performs periodic evaluations of the relative credit standing of these financial institutions and limits the amount of credit exposure with any institution.

Use of Estimates in the Preparation of Financial Statements

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Self-Insurance Programs

  Prior to the Marriott International Distribution Date, the Company was self-insured for certain levels of general liability, workers' compensation and employee medical coverage. Estimated costs of these self-insurance programs were accrued at present values of projected settlements for known and anticipated claims. The Company discontinued its self-insurance programs for claims arising subsequent to the Marriott International Distribution Date.

Interest Rate Swap Agreements

  The Company has entered into a limited number of interest rate swap agreements to diversify certain of its debt to a variable rate or fixed rate basis. The interest rate differential to be paid or received on interest rate swap agreements is accrued as interest rates change and is recognized as an adjustment to interest expense.

New Statements of Financial Accounting Standards

  The Company adopted Statements of Financial Accounting Standards ("SFAS") No. 114, "Accounting by Creditors for Impairment of a Loan" and SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" during 1995. Adoption of these statements did not have a material effect on the Company's continuing operations. See Note 2 for a discussion of the adoption of SFAS No. 121 on discontinued operations.

  During 1996, the Company adopted SFAS No. 123, "Accounting for Stock-Based Compensation." The adoption of SFAS No. 123 did not have a material effect on the Company's combined consolidated financial statements. (See Note 10.)

  During 1997, the Company adopted SFAS No. 128, "Earnings Per Share" SFAS No. 129, "Disclosure of Information About Capital Structure" and SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information." The adoption of these statements did not have a material effect on the Company's combined consolidated financial statements and the appropriate disclosures required by these statements have been incorporated herein. The Company will adopt SFAS No. 130, "Reporting

                             HOST MARRIOTT HOTELS
         NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS (Cont'd.)

Comprehensive Income," in 1998 and does not expect it to have a material effect on the Company's combined consolidated financial statements.

2.   HM Services Special Dividend

     On December 29, 1995, Host Marriott distributed to its shareholders through the Special Dividend all of the outstanding shares of common stock of Host Marriott Services Corporation ("HM Services"), formerly a wholly-owned subsidiary of Host Marriott, which, as of the date of the Special Dividend, owned and operated food, beverage and merchandise concessions at airports, on tollroads and at stadiums and arenas and other tourist attractions. The Special Dividend provided Host Marriott shareholders with one share of common stock of HM Services for every five shares of Host Marriott common stock held by such shareholders on the record date of December 22, 1995. Host Marriott recorded approximately $9 million of expenses related to the consummation of the Special Dividend in 1995. Revenues for Host Marriott's discontinued operations totaled $1,158 million in 1995. The provision for loss on disposal includes the operating loss from discontinued operations from August 9, 1995 (measurement date) through December 29, 1995 of $44 million, net of taxes, and estimated expenses related to the Special Dividend of $9 million.

     Effective September 9, 1995, the Company adopted SFAS No. 121, which requires that an impairment loss be recognized when the carrying amount of an asset exceeds the sum of the undiscounted estimated future cash flows associated with the asset. As a result of the adoption of SFAS No. 121, the Company recognized a non-cash, pre-tax charge during the fourth quarter of 1995 of $47 million. Such charge has been reflected in discontinued operations for fiscal year 1995.

     For purposes of governing certain of the ongoing relationships between Host Marriott and HM Services after the Special Dividend and to provide for an orderly transition, Host Marriott and HM Services entered into various agreements including a Distribution Agreement, an Employee Benefits Allocation Agreement, a Tax Sharing Agreement and a Transitional Services Agreement. Effective as of December 29, 1995, these agreements provide, among other things, for the division between Host Marriott and HM Services of certain assets and liabilities, including but not limited to liabilities related to employee stock and other benefit plans and the establishment of certain obligations for HM Services to issue shares upon exercise of warrants (see Note 7) and to issue shares or pay cash to Host Marriott upon exercise of stock options held by certain former employees of Host Marriott (see Note 10).

3.   Property and Equipment

     Property and equipment consists of the following:
                                                        1997     1996
                                                       -------  -------
                                                        (in millions)
     Land and land improvements......................  $  418   $  349
     Buildings and leasehold improvements............   4,325    3,507
     Furniture and equipment.........................     688      548
     Construction in progress........................      38       82
                                                       ------   ------
                                                        5,469    4,486
     Less accumulated depreciation and amortization..    (835)    (681)
                                                       ------   ------
                                                       $4,634   $3,805
                                                       ======   ======
     Interest cost capitalized in connection with the Company's development and construction activities totaled $1 million in 1997, $3 million in 1996 and $5 million in 1995.

     In 1997, the Company, through an agreement with the ground lessor of one of its properties terminated its ground lease and recorded a $15 million loss on the write-off of its investment, including certain transaction costs, which has been included in net gains (losses) on property transactions in the accompanying combined consolidated financial statements.

                             HOST MARRIOTT HOTELS
         NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS (Cont'd.)

     In 1996, the Company recorded additional depreciation expense of $15 million as a result of a change in the estimated depreciable lives and salvage values for certain hotel properties. Also, in 1996, the Company recorded a $4 million charge to write down an undeveloped land parcel to its net realizable value based on its expected sales value.

     In 1995, the Company made a determination that its owned Courtyard and Residence Inn properties were held for sale and recorded a $10 million charge to write down the carrying value of five of these individual properties to their estimated net realizable values. In the fourth quarter of 1995, management instituted a program to liquidate certain non-income producing assets and to reinvest the proceeds in the acquisition of full-service hotels. As part of this program, management determined that a 174-acre parcel of undeveloped land in Germantown, Maryland that was to be developed into an office project over an extended period of time would no longer be developed and instead decided to attempt to sell the property. Accordingly, the Company recorded a pre-tax charge of $60 million in the fourth quarter of 1995 to reduce the asset to its estimated sales value. In 1997, the Company sold a portion of the land parcel at its approximate net book value of $11 million.

4.   Investments in and Receivables from Affiliates

     Investments in and receivables from affiliates consist of the following:

                                             Ownership
                                             Interests           1997       1996
                                            -----------         ------     ------
Equity investments                                                 (in millions)
Hotel partnerships which own 22 full-
 service Marriott Hotels, 120 Courtyard
 hotels, 50 Residence Inns and 50
 Fairfield Inns operated by Marriott
 International, as of January 2, 1998...       1%-50%           $  13      $  11
Notes and other receivables, net........          --               23        156
                                                                -----      -----
                                                                $  36      $ 167
                                                                =====      =====

     Hotel properties owned by affiliates generally were acquired from the Company in connection with limited partnership offerings. The Company or one of its subsidiaries typically serve as a general partner of each partnership and the hotels are operated by Marriott International under long-term agreements.

     In 1997, the Company acquired all of the outstanding interests in the Chesapeake Hotel Limited Partnership ("CHLP") that owns six hotels and acquired controlling interests in three affiliated partnerships for approximately $510 million, including the assumption of approximately $395 million of debt. These affiliated partnerships included the partnerships that own the 353-room Hanover Marriott and the 884-room Marriott's Desert Springs Resort and Spa and the Marriott Hotel Properties Limited Partnership ("MHPLP") that owns the 1,503-room Marriott Orlando World Center and a 50.5% interest in the 624-room Marriott Harbor Beach Resort. Subsequent to year-end, the Company obtained a controlling interest in the partnership that owns the 1,671-room Atlanta Marriott Marquis for approximately $239 million, including the assumption of $164 million of mortgage debt.

     In 1996, the Company purchased controlling interests in four affiliated partnerships for $640 million, including $429 million of existing debt. These affiliated partnerships included the partnership that owns the 1,355-room San Diego Marriott Hotel and Marina; the Marriott Hotel Properties II Limited Partnership that owns the 1,290-room New Orleans Marriott, the 999-room San Antonio Marriott Rivercenter, the 368-room San Ramon Marriott, and a 50% limited partner interest in the 754-room Santa Clara Marriott; the Marriott Suites Limited Partnership that owns four hotels; and the partnership that owns the 510-room Salt Lake City Marriott.

                             HOST MARRIOTT HOTELS
         NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS (Cont'd.)

     Receivables from affiliates are reported net of reserves of $144 million at January 2, 1998 and $227 million at January 3, 1997. Receivables from affiliates at January 2, 1998 include a $10 million debt service guarantee for the partnership that owns the Atlanta Marriott Marquis, which was repaid in early 1998. Receivables from affiliates at January 3, 1997 included a $140 million mortgage note at 9% that amortizes through 2003, which is eliminated in these consolidated financial statements in 1997. The Company has committed to advance additional amounts to affiliates, if necessary, to cover certain debt service requirements. Such commitments are limited, in the aggregate, to an additional $60 million at January 2, 1998. Subsequent to January 2, 1998, this amount was reduced to $20 million in connection with the refinancing and acquisition of a controlling interest in the Atlanta Marriott Marquis. Net amounts repaid to the Company under these commitments totaled $2 million and $13 million in 1997 and 1996, respectively. Net amounts funded by the Company totaled $10 million in 1997 and $8 million in 1995. There were no fundings in 1996.

     The Company's pre-tax income from affiliates includes the following:

                                                         1997    1996     1995
                                                        ------  ------   ------
                                                             (in millions)

Interest income.......................................  $   11  $   17   $   16
Equity in net income..................................       5       3        -
                                                        ------  ------   ------
                                                        $   16  $   20   $   16
                                                        ======  ======   ======

     Combined summarized balance sheet information for the Company's affiliates follows:

                                                                 1997     1996
                                                                ------   ------
                                                                 (in millions)

Property and equipment................................          $1,980   $2,605
Other assets..........................................             283      331
                                                                ------   ------
  Total assets........................................          $2,263   $2,936
                                                                ======   ======

Debt, principally mortgages...........................          $2,179   $2,834
Other liabilities.....................................             412      672
Partners' deficit.....................................            (328)    (570)
                                                                ------   ------
  Total liabilities and partners' deficit.............          $2,263   $2,936
                                                                ======   ======

     Combined summarized operating results for the Company's affiliates follow:

                                                         1997    1996     1995
                                                        ------  ------   ------
                                                             (in millions)

Revenues..............................................  $ 603   $  731   $  759
Operating expenses:
 Cash charges (including interest)....................   (376)    (460)    (495)
 Depreciation and other non-cash charges..............   (190)    (229)    (240)
                                                        -----   ------   ------
Income before extraordinary items.....................     37       42       24
Extraordinary items--forgiveness of debt..............     40       12      181
                                                        -----   ------   ------
  Net income..........................................  $  77   $   54   $  205
                                                        =====   ======   ======

                             HOST MARRIOTT HOTELS
         NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS (Cont'd.)

5.   Debt

     Debt consists of senior notes, mortgage notes and other debt, all of which are included in these financial statements because the debt or replacement debt is expected to be contributed to the Company upon the REIT Conversion. Prior to the REIT Conversion, the Company plans to exchange or repay the Properties Notes, New Properties Notes and Acquisitions Notes described below. Debt consists of the following:

                                                                   1997     1996
                                                                  ------   ------
                                                                   (in millions)
Properties Notes, with a rate of 9 1/2% due May 2005............  $  600   $  600
New Properties Notes, with a rate of 8 7/8% due July 2007.......     600       --
Acquisitions Notes, with a rate of 9% due December 2007.........     350      350
Senior Notes, with an average rate of 9 3/4% at January 2, 1998,
 maturing through 2012..........................................      35       71
                                                                  ------   ------
  Total Senior Notes............................................   1,585    1,021
                                                                  ------   ------
Mortgage debt (non-recourse) secured by $2.4 billion of real estate assets, with an average rate of 8.5% at January 2, 1998,
 maturing through 2022..........................................   1,762    1,529
Line of Credit, secured by $500 million of real estate assets, with a variable rate of Eurodollar plus 1.7% or Base Rate (as defined) plus 0.7% at the option of the Company (7.6% at
 January 2, 1998) due June 2004.................................      22        -
                                                                  ------   ------
  Total Mortgage Debt...........................................   1,784    1,529
                                                                  ------   ------
Other notes, with an average rate of 7.4% at January 2, 1998,
 maturing through 2017..........................................      89       86
Capital lease obligations.......................................       8       11
                                                                  ------   ------
  Total Other                                                         97       97
                                                                  ------   ------
                                                                  $3,466   $2,647
                                                                  ======   ======

     In May 1995, HMH Properties, Inc. ("Properties"), a wholly-owned subsidiary of Host Marriott Hospitality, Inc., issued an aggregate of $600 million of 9 1/2% senior secured notes (the "Properties Notes"). The bonds were issued in conjunction with a concurrent $400 million offering by a subsidiary of the discontinued HM Services' business at par, and have a final maturity of May 2005. The net proceeds were used to defease, and subsequently redeem, all of the senior notes issued by Host Marriott Hospitality, Inc. and to repay borrowings under the line of credit with Marriott International. In connection with the redemptions and defeasance, the Company recognized an extraordinary loss in 1995 of $17 million, net of taxes, related to continuing operations.

     In December 1995, HMC Acquisition Properties, Inc. ("Acquisitions"), an indirect, wholly-owned subsidiary of Host Marriott, issued $350 million of 9% senior notes (the "Acquisitions Notes"). The Acquisitions Notes were issued at par and have a final maturity of December 2007. A portion of the net proceeds were utilized to repay in full the outstanding borrowings under the $230 million revolving line of credit (the "Acquisition Revolver"), which was then terminated. In connection with the termination of the Acquisition Revolver, the Company recognized an extraordinary loss in 1995 of $3 million, net of taxes.

     On July 10, 1997, Properties and Acquisitions completed consent solicitations (the "Consent Solicitations") with holders of their senior notes to amend certain provisions of their senior notes' indentures. The Consent Solicitations facilitated the merger of Acquisitions with and into Properties (the "Properties Merger"). The amendments to the indentures also increased the ability of Properties to acquire, through certain subsidiaries, additional properties subject to non-recourse indebtedness and controlling interests in corporations, partnerships and other entities holding attractive properties and increased the threshold required to permit Properties to make distributions to affiliates.

     Concurrent with the Consent Solicitations and the Properties Merger, Properties issued an aggregate of $600 million of 8 7/8% senior notes (the "New Properties Notes") at par with a maturity of July 2007. Properties received net proceeds of approximately $570 million, net of the costs of the Consent Solicitations and the Offering, which will be used to fund future acquisitions of, or the purchase of
                                      23

                             HOST MARRIOTT HOTELS
         NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS (Cont'd.)

interests in, full-service hotels and other lodging-related properties, as well as for general corporate purposes.

     The Properties Notes, the Acquisitions Notes and the New Properties Notes are guaranteed on a joint and several basis by certain of Properties' subsidiaries and rank pari passu in right of payment with all other existing future senior indebtedness of Properties. Properties was the owner of 58 of the Company's 95 lodging properties at January 2, 1998.

     The net assets of Properties at January 2, 1998 were approximately $518 million, substantially all of which were restricted. The indentures governing the Properties Notes, the Acquisitions Notes and the New Properties Notes contain covenants that, among other things, limit the ability to incur additional indebtedness and issue preferred stock, pay dividends or make other distributions, repurchase capital stock or subordinated indebtedness, create certain liens, enter into certain transactions with affiliates, sell certain assets, issue or sell stock of subsidiaries, and enter into certain mergers and consolidations.

     During 1997, Host Marriott, through a newly-created, wholly-owned subsidiary, HMC Capital Resources Corporation ("Capital Resources"), entered into a revolving line of credit agreement (the "Line of Credit") with a group of commercial banks under which it may borrow up to $500 million for the acquisition of lodging real estate and for Host Marriott's working capital purposes. On June 19, 2000, any outstanding borrowings on the Line of Credit convert to a term loan arrangement with all unpaid advances due June 19, 2004. Borrowings under the Line of Credit bear interest at either the Eurodollar rate plus 1.7% or the Base Rate (as defined in the agreement) plus 0.7%, at the option of Host Marriott. An annual fee of 0.35% is charged on the unused portion of the commitment. The Line of Credit was originally secured by six hotel properties contributed to Capital Resources, with a carrying value of approximately $500 million as of January 2, 1998, and is guaranteed by the Company. As a result of this transaction, Host Marriott terminated its line of credit with Marriott International. As of January 2, 1998, outstanding borrowings on the Line of Credit were approximately $22 million as a result of a borrowing to fund the acquisition of the Ontario Airport Marriott.

     Host Marriott also purchased 100% of the outstanding bonds secured by a first mortgage on the San Francisco Marriott in 1997. Host Marriott purchased the bonds for $219 million, an $11 million discount to the face value of $230 million. In connection with the redemption and defeasance of the bonds, the Company recognized an extraordinary gain of $5 million, which represents the $11 million discount less the write-off of unamortized deferred financing fees, net of taxes.

     In 1997, Host Marriott incurred approximately $418 million of mortgage debt in conjunction with the acquisition of 11 hotels.

     In conjunction with the construction of the Philadelphia Marriott, which was completed and opened in January 1995, the Company obtained first mortgage financing from Marriott International for 60% of the construction and development costs of the hotel. In the fourth quarter of 1996, Host Marriott repaid the $109 million mortgage, prior to the rate increasing to 10% per annum with an additional 2% deferred, with the proceeds from the convertible preferred securities offering discussed in Note 6. In the first quarter of 1997, Host Marriott obtained $90 million in first mortgage financing from two insurance companies secured by the Philadelphia Marriott. The mortgage bears interest at a fixed rate of 8.49% and matures in April 2009.

     In December 1997, Host Marriott successfully completed the refinancing of the MHPLP mortgage debt for approximately $152 million. The new mortgage bears interest at 7.48% and matures in January 2008. In connection with the refinancing, the Company recognized an extraordinary loss of $2 million which represents payment of a prepayment penalty and the write-off of unamortized deferred financing fees, net of taxes.

                             HOST MARRIOTT HOTELS
         NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS (Cont'd.)

     At January 2, 1998, the Company was party to an interest rate exchange agreement with a financial institution (the contracting party) with an aggregate notional amount of $100 million. Under this agreement, the Company collects interest based on specified floating interest rates of one month LIBOR (rate of 6% at January 2, 1998) and pays interest at fixed rates (rate of 7.99% at January 2, 1998). This agreement expires in 1998 in conjunction with the maturity of the mortgage on the New York Marriott Marquis. Also in 1997, the Company was party to two additional interest rate swap agreements with an aggregate notional amount of $400 million which expired in May 1997. The Company realized a net reduction of interest expense of $1 million in 1997, $6 million in 1996 and $5 million in 1995 related to interest rate exchange agreements. The Company monitors the creditworthiness of its contracting parties by evaluating credit exposure and referring to the ratings of widely accepted credit rating services. The Standard and Poors' long-term debt rating for the contracting party is A-. The Company is exposed to credit loss in the event of non-performance by the contracting party to the interest rate swap agreements; however, the Company does not anticipate non-performance by the contracting party.

     Aggregate debt maturities at January 2, 1998, excluding capital lease obligations, are (in millions):

          1998..........................................  $  316
          1999..........................................      28
          2000..........................................     131
          2001..........................................     132
          2002..........................................     156
          Thereafter....................................   2,695
                                                          ------
                                                          $3,458
                                                          ======
     Cash paid for interest for continuing operations, net of amounts capitalized, was $278 million in 1997, $220 million in 1996 and $177 million in 1995. Deferred financing costs, which are included in other assets, amounted to $96 million and $61 million, net of accumulated amortization, as of January 2, 1998 and January 3, 1997, respectively. Amortization of deferred financing costs totaled $7 million, $5 million and $4 million in 1997, 1996 and 1995, respectively.

6. Obligation to Host Marriott Corporation Related to Mandatorily Redeemable Convertible Preferred Securities of a Subsidiary Trust Holding Company of Host Marriott Corporation Substantially All of Whose Assets are the Convertible Subordinated Debentures Due 2026

     The obligation for the Convertible Preferred Securities has been pushed down to these financial statements because it is expected that upon the REIT Conversion the Operating Partnership will assume primary liability for repayment of the convertible debentures of Host Marriott underlying the Convertible Preferred Securities. Upon conversion by a Convertible Preferred Securities holder, the Operating Partnership will purchase common shares from Host Marriott Trust in exchange for a like number of OP Units and distribute the common shares to the Convertible Preferred Securities holder.

     In December 1996, Host Marriott Financial Trust (the "Issuer"), a wholly-owned subsidiary trust of Host Marriott, issued 11 million shares of 6 3/4% convertible quarterly income preferred securities (the "Convertible Preferred Securities"), with a liquidation preference of $50 per share (for a total liquidation amount of $550 million). The Convertible Preferred Securities represent an undivided beneficial interest in the assets of the Issuer. The payment of distributions out of moneys held by the Issuer and payments on liquidation of the Issuer or the redemption of the Convertible Preferred Securities are guaranteed by Host Marriott to the extent the Issuer has funds available therefor. This guarantee, when taken together with Host Marriott obligations under the indenture pursuant to which the Debentures were issued, the Debentures, Host Marriott's obligations under the Trust Agreement and its obligations under the indenture to pay costs, expenses, debts and liabilities of the Issuer (other than with respect to the

                             HOST MARRIOTT HOTELS
         NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS (Cont'd.)

Convertible Preferred Securities) provides a full and unconditional guarantee of amounts due on the Convertible Preferred Securities. Proceeds from the issuance of the Convertible Preferred Securities were invested in 6 3/4% Convertible Subordinated Debentures (the "Debentures") due December 2, 2026 issued by Host Marriott. The Issuer exists solely to issue the Convertible Preferred Securities and its own common securities (the "Common Securities") and invest the proceeds therefrom in the Debentures, which is its sole asset. Separate financial statements of the Issuer are not presented because of Host Marriott's guarantee described above; Host Marriott's management has concluded that such financial statements are not material to investors and the Issuer is wholly-owned and essentially has no independent operations.

     Each of the Convertible Preferred Securities is convertible at the option of the holder into shares of Host Marriott common stock at the rate of 2.6876 shares per Convertible Preferred Security (equivalent to a conversion price of $18.604 per share of Company common stock). The Debentures are convertible at the option of the holders into shares of Host Marriott common stock at a conversion rate of 2.6876 shares for each $50 in principal amount of Debentures. The Issuer will only convert Debentures pursuant to a notice of conversion by a holder of Convertible Preferred Securities. During 1997 and 1996, no shares were converted into common stock.

     Holders of the Convertible Preferred Securities are entitled to receive preferential cumulative cash distributions at an annual rate of 6 3/4% accruing from the original issue date, commencing March 1, 1997, and payable quarterly in arrears thereafter. The distribution rate and the distribution and other payment dates for the Convertible Preferred Securities will correspond to the interest rate and interest and other payment dates on the Debentures. Host Marriott may defer interest payments on the Debentures for a period not to exceed 20 consecutive quarters. If interest payments on the Debentures are deferred, so too are payments on the Convertible Preferred Securities. Under this circumstance, Host Marriott will not be permitted to declare or pay any cash distributions with respect to its capital stock or debt securities that rank pari passu with or junior to the Debentures.

     Subject to certain restrictions, the Convertible Preferred Securities are redeemable at the Issuer's option upon any redemption by Host Marriott of the Debentures after December 2, 1999. Upon repayment at maturity or as a result of the acceleration of the Debentures upon the occurrence of a default, the Debentures shall be subject to mandatory redemption, from which the proceeds will be applied to redeem Convertible Preferred Securities and Common Securities, together with accrued and unpaid distributions.

     As part of the Contribution, the Operating Partnership will become an Obligor under the Convertible Preferred Securities.

7.   Shareholders' Equity of Host Marriott

     It is expected that upon the REIT Conversion that the Company will issue OP Units to Host Marriott in exchange for the Contribution equal to the number of shares of outstanding Host Marriott common stock. Additionally, limited partnership units issued to partners of the eight public limited partnerships and five private limited partnerships will be convertible on a one for one basis into a share of stock of Host Marriott for each OP Unit owned or at the election of Host Marriott Trust, in an amount equal to the market value of such shares beginning one year after the issuance of the OP Unit.

     Six hundred million shares of common stock of Host Marriott, with a par value of $1 per share, are authorized, of which 203.8 million and 202.0 million were issued and outstanding as of January 2, 1998 and January 3, 1997, respectively. One million shares of no par value preferred stock are authorized with none outstanding. During 1995, substantially all outstanding shares of such preferred stock were converted into approximately five million shares of Host Marriott common stock with the remainder defeased.

                             HOST MARRIOTT HOTELS
         NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS (Cont'd.)

     On March 27, 1996, Host Marriott completed the issuance of 31.6 million shares of common stock for net proceeds of nearly $400 million.

     In connection with a class action settlement, Host Marriott issued warrants to purchase up to 7.7 million shares of Host Marriott's common stock at $8.00 per share through October 8, 1996 and $10.00 per share thereafter. During 1996,
6.8 million warrants were exercised at $8.00 per share and an equivalent number of shares of Host Marriott common stock were issued. During 1997, approximately 60,000 warrants were exercised at $10.00 per share and an equivalent number of shares of Host Marriott common stock were issued. As of January 2, 1998, there were approximately 550,000 warrants outstanding.

     In February 1989, the Board of Directors of Host Marriott adopted a shareholder rights plan under which a dividend of one preferred stock purchase right was distributed for each outstanding share of Host Marriott's common stock. Each right entitles the holder to buy 1/1,000th of a share of a newly issued series of junior participating preferred stock of Host Marriott at an exercise price of $150 per share. The rights will be exercisable 10 days after a person or group acquires beneficial ownership of at least 20%, or begins a tender or exchange offer for at least 30%, of Host Marriott's common stock. Shares owned by a person or group on February 3, 1989 and held continuously thereafter are exempt for purposes of determining beneficial ownership under the rights plan. The rights are non-voting and will expire on February 2, 1999, unless exercised or previously redeemed by Host Marriott for $.01 each. If Host Marriott is involved in a merger or certain other business combinations not approved by the Board of Directors, each right entitles its holder, other than the acquiring person or group, to purchase common stock of either Host Marriott or the acquiror having a value of twice the exercise price of the right.

8.   Income Taxes

     The accompanying financial statements reflect the deferred income taxes related to the expected future tax consequences of those temporary differences specifically allocable to the Company based on the Contribution. Upon the REIT Conversion and the Contribution it is expected that the Company will be a limited partnership and taxable income or loss will be allocated among its partners. Further, Host Marriott expects to qualify as a REIT and will allocate its taxable income or loss to its shareholders. Accordingly, upon the REIT Conversion and the Contribution, the Company will not have a Federal tax provision or a state tax provision in many states and in accordance with Statement of Financial Accounting Standards No. 109 will record an adjustment to the tax provision in the fiscal year during which the REIT Conversion takes place for the tax effect of the reversal of certain of the Company's deferred taxes.

     Total deferred tax assets and liabilities at January 2, 1998 and January 3, 1997 were as follows:

                                                        1997    1996
                                                       ------  ------
                                                       (in millions)
     Deferred tax assets.............................  $ 159   $ 139
     Deferred tax liabilities........................   (646)   (603)
                                                       -----   -----
      Net deferred income tax liability..............  $(487)  $(464)
                                                       =====   =====

                             HOST MARRIOTT HOTELS
         NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS (Cont'd.)

     The tax effect of each type of temporary difference and carryforward that gives rise to a significant portion of deferred tax assets and liabilities as of January 2, 1998 and January 3, 1997 follows:
                                                      1997    1996
                                                     ------  ------
                                                     (in millions)
     Investments in affiliates.....................  $(310)  $(303)
     Property and equipment........................   (179)   (135)
     Safe harbor lease investments.................    (65)    (73)
     Deferred tax gain.............................    (92)    (92)
     Reserves......................................    103      97
     Alternative minimum tax credit carryforwards..     41      26
     Other, net....................................     15      16
                                                     -----   -----
     Net deferred income tax liability.............  $(487)  $(464)
                                                     =====   =====
     The provision (benefit) for income taxes consists of:

                                        1997     1996     1995
                                       ------   ------   ------
                                           (in millions)
     Current  -- Federal............   $   19   $   (2)  $    7
              -- State..............        4        3        3
              -- Foreign............        3        3       --
                                       ------   ------   ------
                                           26        4       10
                                       ------   ------   ------
     Deferred -- Federal............        8        2      (23)
              -- State..............        2       (1)      --
                                       ------   ------   ------
                                           10        1      (23)
                                       ------   ------   ------
                                       $   36   $    5   $  (13)
                                       ======   ======   ======
     At January 2, 1998, Host Marriott had approximately $41 million of alternative minimum tax credit carryforwards available which do not expire.

     Through 1997, Host Marriott settled with the Internal Revenue Service ("IRS") substantially all issues for tax years 1979 through 1993. Host Marriott expects to resolve any remaining issues with no material impact on the combined consolidated financial statements. Host Marriott made net payments to the IRS of approximately $10 million and $45 million in 1997 and 1996, respectively, related to these settlements. Certain adjustments totaling approximately $2 million and $11 million in 1996 and 1995, respectively, were made to the tax provision related to those settlements.

     A reconciliation of the statutory Federal tax rate to the Company's effective income tax rate follows:
                                                        1997    1996     1995
                                                       ------  -------  -------
     Statutory Federal tax rate......................   35.0%   (35.0)%  (35.0)%
     State income taxes, net of Federal tax benefit..    4.9     21.7      2.5
     Tax credits.....................................   (2.7)      --     (0.1)
     Additional tax on foreign source income.........    6.0     40.8       --
     Tax contingencies...............................     --     25.0     14.6
     Permanent items.................................    0.1      9.0       --
     Other, net......................................    0.1      1.0      0.7
                                                        ----   ------   ------
      Effective income tax rate......................   43.4%    62.5%   (17.3)%
                                                        ====   ======   ======
     As part of the Marriott International Distribution and the Special Dividend, Host Marriott, Marriott International and HM Services entered into tax-sharing agreements which reflect each party's

                             HOST MARRIOTT HOTELS
         NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS (Cont'd.)



rights and obligations with respect to deficiencies and refunds, if any, of Federal, state or other taxes relating to the businesses of Host Marriott, Marriott International and HM Services prior to the Marriott International Distribution and the Special Dividend.

     Cash paid for income taxes, including IRS settlements, net of refunds received, was $56 million in 1997, $40 million in 1996 and $22 million in 1995.

9.   Leases

     The Company leases certain property and equipment under non-cancelable operating and capital leases. Future minimum annual rental commitments for all non-cancelable leases are as follows:

                                                      Capital      Operating
                                                      Leases        Leases
                                                     ---------     ---------
                                                          (in millions)

     1998  ....................................$           2         $  115
     1999  .....................................           2            111
     2000  .....................................           1            108
     2001  .....................................           1            106
     2002  .....................................           1            103
     Thereafter.................................           5          1,358
                                                      ------         ------
     Total minimum lease payments...............          12         $1,901
                                                                     ======
     Less amount representing interest..........          (4)
                                                      ------
      Present value of minimum lease payments...      $    8
                                                      ======


     As discussed in Note 12, Host Marriott sold and leased back 37 of its Courtyard properties in 1995 and an additional 16 Courtyard properties in 1996 to Hospitality Properties Trust. Additionally, in 1996, Host Marriott sold and leased back 18 of its Residence Inns to Hospitality Properties Trust. These leases, which are accounted for as operating leases and are included above, have initial terms expiring through 2012 for the Courtyard properties and 2010 for the Residence Inn properties, and are renewable at the option of the Company. Minimum rent payments are $51 million annually for the Courtyard properties and $17 million annually for the Residence Inn properties, and additional rent based upon sales levels are payable to the owner under the terms of the leases.

     Leases also include long-term ground leases for certain hotels, generally with multiple renewal options. Certain leases contain provision for the payment of contingent rentals based on a percentage of sales in excess of stipulated amounts.

     Certain of the lease payments included in the table above relate to facilities used in the Company's former restaurant business. Most leases contain one or more renewal options, generally for five or 10-year periods. Future rentals on leases have not been reduced by aggregate minimum sublease rentals of $124 million payable to the Company under non-cancelable subleases.

     The Company remains contingently liable at January 2, 1998 on certain leases relating to divested non-lodging properties. Such contingent liabilities aggregated $110 million at January 2, 1998. However, management considers the likelihood of any substantial funding related to these leases to be remote.

                             HOST MARRIOTT HOTELS
         NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS (Cont'd.)

Rent expense consists of:
                                                        1997    1996   1995
                                                       ------  ------ ------
                                                           (in millions)
Minimum rentals on operating leases...............     $   98  $   83 $   34
Additional rentals based on sales.................         20      16     17
                                                       ------  ------ ------
                                                       $  118  $   99 $   51
                                                       ======  ====== ======
10.  Employee Stock Plans

     It is expected that upon the REIT Conversion the Company will issue OP Units to Host Marriott in exchange for the Contribution equal to the number of shares of outstanding Host Marriott common stock. Additionally, OP Units issued to partners of the eight public limited partnerships and five private limited partnerships will be convertible on a one for one basis into shares of Host Marriott stock for each OP Unit owned or, at the election of Host Marriott Trust, in an amount equal to the market value of such shares beginning one year after the issuance of the OP Unit.

     At January 2, 1998, Host Marriott has two stock-based compensation plans which are described below. Under the comprehensive stock plan (the "Comprehensive Plan"), Host Marriott may award to participating employees (i) options to purchase Host Marriott common stock, (ii) deferred shares of Host Marriott's common stock and (iii) restricted shares of Host Marriott's common stock. In addition, Host Marriott has an employee stock purchase plan (the "Employee Stock Purchase Plan"). The principal terms and conditions of the two plans are summarized below.

     Total shares of common stock reserved and available for issuance under employee stock plans at January 2, 1998 are:
                                                      (in millions)
     Comprehensive Plan...............................     28
     Employee Stock Purchase Plan.....................      3
                                                         ----
                                                           31
                                                         ====

     Employee stock options may be granted to officers and key employees with an exercise price not less than the fair market value of the common stock on the date of grant. Options granted before May 11, 1990 expire 10 years after the date of grant and nonqualified options granted on or after May 11, 1990 expire up to 15 years after the date of grant. Most options vest ratably over each of the first four years following the date of the grant. In connection with the Marriott International Distribution, Host Marriott issued an equivalent number of Marriott International options and adjusted the exercise prices of its options, then outstanding, based on the relative trading prices of shares of the common stock of the two companies.

     Host Marriott continues to account for expense under its plans under the provisions of Accounting Principle Board Opinion 25 and related interpretations as permitted under SFAS No. 123. Accordingly, no compensation cost has been recognized for its fixed stock options under the Comprehensive Plan and its Employee Stock Purchase Plan.

     For purposes of the following disclosures required by SFAS No. 123, the fair value of each option granted has been estimated on the date of grant using an option-pricing model with the following weighted average assumptions used for grants in 1997, 1996 and 1995, respectively: risk-free interest rate of 6.2%, 6.6% and 6.8%, respectively, volatility of 35%, 36% and 37%, respectively, expected lives of 12 years and no dividend yield. The weighted average fair value per option granted during the year was $13.13 in 1997, $8.68 in 1996 and $5.76 in 1995.

     Pro forma compensation cost for 1997, 1996 and 1995 would have reduced (increased) net income (loss) by approximately $330,000, ($150,000) and ($5,000), respectively. Basic and diluted earnings per

                             HOST MARRIOTT HOTELS
         NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS (Cont'd.)

share on a pro forma basis for Host Marriott were not impacted by the pro forma compensation cost in 1997, 1996 and 1995.

     The effects of the implementation of SFAS No. 123 are not representative of the effects on reported net income in future years because only the effects of stock option awards granted in 1995, 1996 and 1997 have been considered.

     In connection with the Special Dividend, the then outstanding options held by current and former employees of Host Marriott were redenominated in both Host Marriott and HM Services stock and the exercise prices of the options were adjusted based on the relative trading prices of shares of the common stock of the two companies. For all options held by certain current and former employees of Marriott International, the number and exercise price of the options were adjusted based on the trading prices of shares of the Host Marriott's common stock immediately before and after the Special Dividend. Therefore, the options outstanding reflect these revised exercise prices. Pursuant to the Distribution Agreement between the Company and HM Services, Host Marriott has the right to receive up to 1.4 million shares of HM Services' common stock or an equivalent cash value subsequent to exercise of the options held by certain former and current employees of Marriott International. As of January 2, 1998, Host Marriott valued this right at approximately $20 million, which is included in other assets. A summary of the status of Host Marriott's stock option plan for 1997, 1996 and 1995 follows:

                                            1997                                1996                            1995
                             -----------------------------------  --------------------------------  --------------------------------
                                                   Weighted          Weighted          Weighted                           Average
                                  Shares            Average           Shares           Average           Shares          Exercise
                              (in millions)     Exercise Price     (in millions)   Exercise Price     (in millions)        Price
                             ----------------  -----------------  ---------------  ---------------  -----------------  -------------
Balance, at beginning of
 year......................       8.3               $   4            10.0              $  4              11.7              $4
Granted....................        .1                  20              .2                13                 -               -
Exercised..................      (1.6)                  4            (1.9)                4              (2.3)              4
Forfeited/Expired..........         -                   -               -                 -               (.3)              4
Adjustment for Special
 Dividend..................         -                   -               -                 -                .9               4
                                 ----                               -----                               -----
    Balance, at end of year       6.8                   4             8.3                 4              10.0               4
                                 ====                               =====                               =====

Options exercisable at
 year-end..................       6.4                                 7.6                                 8.5

The following table summarizes information about stock options outstanding at January 2, 1998:


                                          Options Outstanding                                Options Exercisable
                            ----------------------------------------------------    -----------------------------------
                                  Shares        Weighted Average                        Shares
                                Outstanding        Remaining      Weighted Average    Exercisable    Weighted Average
                                    at            Contractual         Exercise            at             Exercise
Range of Exercise Prices      January 2, 1998        Life              Price        January 2, 1998       Price
------------------------     ----------------   ----------------- ----------------  ---------------  -----------------

          1-3                       4.4                9             $   2                4.4             $   2
          4-6                       1.7                4                 6                1.7                 6
          7-9                        .4               12                 9                 .3                 9
          10-12                      .1               14                12                  -                 -
          13-15                      .1               14                15                  -                 -
          19-22                      .1               15                20                  -                 -
                                   ----                                                 -----
                                    6.8                                                   6.4
                                   ====                                                 =====

     Deferred stock incentive plan shares granted to officers and key employees after 1990 generally vest over 10 years in annual installments commencing one year after the date of grant. Certain employees may elect to defer payments until termination or retirement. Deferred stock incentive plan shares granted in 1990 and prior years generally vest in annual installments commencing one year after the date of grant and continuing for 10 years. Employees also could elect to forfeit one-fourth of their deferred stock incentive plan award in exchange for accelerated vesting

                             HOST MARRIOTT HOTELS
         NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS (Cont'd.)

over a 10-year period. Host Marriott accrues compensation expense for the fair market value of the shares on the date of grant, less estimated forfeitures. In 1997, 1996 and 1995, 14,000, 13,000 and 158,000 shares were granted, respectively, under this plan. The compensation cost that has been charged against income for deferred stock was $1 million in 1995 and was not material in 1996 and 1997. The weighted average fair value per share granted during each year was $15.81 in 1997, $11.81 in 1996 and $8.49 in 1995.

     In 1993, 3,537,000 restricted stock plan shares under the Comprehensive Plan were issued to officers and key executives to be distributed over the next three to 10 years in annual installments based on continued employment and the attainment of certain performance criteria. Host Marriott recognizes compensation expense over the restriction period equal to the fair market value of the shares on the date of issuance adjusted for forfeitures, and where appropriate, the level of attainment of performance criteria and fluctuations in the fair market value of Host Marriott's common stock. In 1997 and 1996, 198,000 and 2,511,000 shares of additional restricted stock plan shares were granted to certain key employees under terms and conditions similar to the 1993 grants. Approximately 161,000 and 500,000 shares were forfeited in 1996 and 1995, respectively. There were no shares forfeited in 1997. Host Marriott recorded compensation expense of $13 million, $11 million and $5 million in 1997, 1996 and 1995, respectively, related to these awards. The weighted average fair value per share granted during each year was $16.88 in 1997 and $14.01 in 1996. There were no restricted stock plan shares granted in 1995.

     Under the terms of the Employee Stock Purchase Plan, eligible employees may purchase common stock through payroll deductions at the lower of market value at the beginning or end of the plan year.

11.  Profit Sharing and Postemployment Benefit Plans

     Host Marriott contributes to profit sharing and other defined contribution plans for the benefit of employees meeting certain eligibility requirements and electing participation in the plans. The amount to be matched by Host Marriott is determined annually by the Board of Directors. Host Marriott provides medical benefits to a limited number of retired employees meeting restrictive eligibility requirements. Amounts for these items were not material in 1995 through 1997.

12.  Acquisitions and Dispositions

     In 1998, the Company acquired, or purchased controlling interest in, six full-service hotels totaling 3,270 rooms for an aggregate purchase price of approximately $388 million and entered into an agreement to acquire a controlling interest in the 397-room Ritz-Carlton in Tysons Corner, Virginia.

     In April 1998, Host Marriott reached a definitive agreement with various affiliates of The Blackstone Group and Blackstone Real Estate Partners (collectively, "Blackstone") to acquire interests in 12 world-class luxury hotels in the U.S. and certain other assets in a transaction valued at approximately $1.735 billion, including the assumption of two mortgages, one of which is secured by a thirteenth hotel. The Company expects to pay approximately $862 million in cash and assumed debt and to issue approximately 43.7 million Operating Partnership units. Each OP Unit will be exchangeable for one share of Host Marriott common stock (or its cash equivalent). Upon completion of the acquisition, Blackstone will own approximately 18% of the outstanding shares of Host Marriott common stock on a fully converted basis. The Blackstone portfolio consists of two Ritz-Carltons, two Four Seasons, one Grand Hyatt, three Hyatt Regencies and four Swissotel properties and a mortgage on a third Four Seasons.

     In 1998, the Company sold two hotels totalling 854 rooms for approximately $212 million.

     In 1997, the Company acquired eight full-service hotels totaling 3,600 rooms for approximately $145 million. In addition, the Company acquired controlling interests in nine full-service hotels totaling 5,024 rooms for approximately $621 million, including the assumption of approximately $418 million of debt. The Company also completed the acquisition of the 504-room New York Marriott Financial Center, after acquiring the mortgage on the hotel for $101 million in late 1996.

     In 1996, the Company acquired six full-service hotels totaling 1,964 rooms for an aggregate purchase price of approximately $189 million. In addition, the Company acquired controlling interests in 17 full-service hotels totaling 8,917 rooms for an aggregate purchase price of approximately $1.1 billion, including the assumption of approximately $696 million of debt. The Company also purchased the first mortgage of the 504-room New York Marriott Financial Center for approximately $101 million.

     In 1995, the Company acquired nine full-service hotels totaling approximately 3,900 rooms in separate transactions for approximately $390 million.

                             HOST MARRIOTT HOTELS
         NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS (Cont'd.)

     During the first and third quarters of 1995, 37 of the Company's Courtyard properties were sold and leased back from Hospitality Properties Trust for approximately $330 million. The Company received net proceeds from the two transactions of approximately $297 million and will receive approximately $33 million upon expiration of the leases. A deferred gain of $14 million on the sale/leaseback transactions is being amortized over the initial term of the leases.

     In the first and second quarters of 1996, the Company completed the sale and leaseback of 16 of its Courtyard properties and 18 of its Residence Inn properties for $349 million. The Company received net proceeds of approximately $314 million and will receive approximately $35 million upon expiration of the leases. A deferred gain of $45 million on the sale/leaseback transactions is being amortized over the initial term of the leases.

     The Company's summarized, unaudited combined consolidated pro forma results of operations, assuming the above transactions, the refinancings and new debt activity discussed in Note 5 occurred, along with the purchase of the remaining interests in the eight public partnerships and five private partnerships, the Contribution and the REIT Conversion, on December 30, 1995, are as follows (in millions):
                                                  1997           1996
                                                --------       --------
 Revenues......................................  $1,061         $  972
 Operating profit..............................     529            454
 Income (loss) before extraordinary items
   and REIT Conversion expenses................      37            (42)

13.  Fair Value of Financial Instruments

 The fair values of certain financial assets and liabilities and other financial instruments are shown below:

                                                                      1997                   1996
                                                              -------------------      -----------------
                                                              Carrying    Fair      Carrying     Fair
                                                               Amount     Value      Amount      Value
                                                               ------     -----      ------      -----
                                                                           (in millions)
 Financial assets
  Short-term marketable securities..............               $  354     $  354     $    -   $     -
  Receivables from affiliates...................                   23         26        156       174
  Notes receivable..............................                   31         48        141       155
  Other.........................................                   20         20         13        13
 Financial liabilities
  Debt, net of capital leases...................                3,458      3,492      2,636     2,654
 Other financial instruments
  Obligation to Host Marriott for Convertible
   Preferred Securities.........................                  550        638        550       595
   Interest rate swap agreements................                    -          -          -         1
 Affiliate debt service commitments.............                    -          -          -         -

     Short-term marketable securities and the obligation to Host Marriott for Convertible Preferred Securities are valued based on quoted market prices. Receivables from affiliates, notes and other financial assets are valued based on the expected future cash flows discounted at risk-adjusted rates. Valuations for secured debt are determined based on the expected future payments discounted at risk-adjusted rates. The fair values of the Line of Credit and other notes are estimated to be equal to their carrying value. Senior Notes are valued based on quoted market prices.

                             HOST MARRIOTT HOTELS
         NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS (Cont'd.)

     The Company is contingently liable under various guarantees of obligations of certain affiliates (affiliate debt service commitments) with a maximum commitment of $60 million at January 2, 1998 and $117 million at January 3, 1997. A fair value is assigned to commitments with expected future fundings. The fair value of the commitments represents the net expected future payments discounted at risk-adjusted rates. Such payments are accrued on an undiscounted basis.

     The fair value of interest rate swap agreements is based on the estimated amount the Company would pay or receive to terminate the swap agreements. The aggregate notional amount of the agreements was $100 million at January 2, 1998 and $525 million at January 3, 1997.

14. Marriott International Distribution and Relationship with Marriott International

     On October 8, 1993 (the "Marriott International Distribution Date"), Marriott Corporation distributed, through a special tax-free dividend (the "Marriott International Distribution"), to holders of Marriott Corporation's common stock (on a share-for-share basis), approximately 116.4 million outstanding shares of common stock of an existing wholly-owned subsidiary, Marriott International, resulting in the division of Marriott Corporation's operations into two separate companies. The distributed operations included the former Marriott Corporation's lodging management, franchising and resort timesharing operations, senior living service operations, and the institutional food service and facilities management business. Host Marriott retained the former Marriott Corporation's airport and tollroad food, beverage and merchandise concessions operations, as well as most of its real estate properties. Effective at the Marriott International Distribution Date, Marriott Corporation changed its name to Host Marriott Corporation.

     Host Marriott and Marriott International have entered into various agreements in connection with the Marriott International Distribution and thereafter which provide, among other things, that (i) the majority of the Company's hotel lodging properties are managed by Marriott International under agreements with initial terms of 15 to 20 years and which are subject to renewal at the option of Marriott International for up to an additional 16 to 30 years (see Note 15); (ii) 10 of the Company's full-service properties are operated under franchise agreements with Marriott International with terms of 15 to 30 years; (iii) Marriott International guarantees the Company's performance in connection with certain loans and other obligations ($107 million at January 2, 1998); (iv) the Company borrowed and repaid $109 million of first mortgage financing for construction of the Philadelphia Marriott (see Note 5); (v) Marriott International provided the Company with $70 million of mortgage financing in 1995 for the acquisition of three full-service properties by the Company at an average interest rate of 8.5% (Marriott International subsequently sold one of the loans in November 1996); (vi) Marriott International and the Company formed a joint venture and Marriott International provided the Company with $29 million in debt financing at an average interest rate of 12.7% and $28 million in preferred equity in 1996 for the acquisition of two full-service properties in Mexico City, Mexico; (vii) in 1995, the Company also acquired a full-service property from a partnership in which Marriott International owned a 50% interest; and (viii) Marriott International provides certain limited administrative services.

     In 1997, 1996 and 1995, Host Marriott paid to Marriott International $162 million, $101 million and $67 million, respectively, in hotel management fees; $9 million, $18 million and $21 million, respectively, in interest and commitment fees under the debt financing and line of credit provided by Marriott International and $3 million, $4 million and $12 million, respectively, for limited administrative services. Host Marriott also paid Marriott International $4 million, $2 million and $1 million, respectively, in franchise fees in 1997, 1996 and 1995.

     Additionally, Marriott International has the right to purchase up to 20% of the voting stock of Host Marriott if certain events involving a change in control of Host Marriott occur.

                             HOST MARRIOTT HOTELS
         NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS (Cont'd.)


15.       Hotel Management Agreements

     Most of the Company's hotels are subject to management agreements (the "Agreements") under which Marriott International manages most of the Company's hotels, generally for an initial term of 15 to 20 years with renewal terms at the option of Marriott International of up to an additional 16 to 30 years. The Agreements generally provide for payment of base management fees equal to one to four percent of sales and incentive management fees generally equal to 20% to 50% of Operating Profit (as defined in the Agreements) over a priority return (as defined) to the Company, with total incentive management fees not to exceed 20% of cumulative Operating Profit, or 20% of current year Operating Profit. In the event of early termination of the Agreements, Marriott International will receive additional fees based on the unexpired term and expected future base and incentive management fees. The Company has the option to terminate certain management agreements if specified performance thresholds are not satisfied. No agreement with respect to a single lodging facility is cross-collateralized or cross-defaulted to any other agreement and a single agreement may be canceled under certain conditions, although such cancellation will not trigger the cancellation of any other agreement.

     Pursuant to the terms of the Agreements, Marriott International is required to furnish the hotels with certain services ("Chain Services") which are generally provided on a central or regional basis to all hotels in the Marriott International hotel system. Chain Services include central training, advertising and promotion, a national reservation system, computerized payroll and accounting services, and such additional services as needed which may be more efficiently performed on a centralized basis. Costs and expenses incurred in providing such services are allocated among all domestic hotels managed, owned or leased by Marriott International or its subsidiaries. In addition, the Company's hotels also participate in the Marriott Rewards program. The cost of this program is charged to all hotels in the Marriott hotel system.

     The Company is obligated to provide the manager with sufficient funds to cover the cost of (a) certain non-routine repairs and maintenance to the hotels which are normally capitalized; and (b) replacements and renewals to the hotels' property and improvements. Under certain circumstances, the Company will be required to establish escrow accounts for such purposes under terms outlined in the Agreements.

     The Company has entered into franchise agreements with Marriott International for ten hotels. Pursuant to these franchise agreements, the Company generally pays a franchise fee based on a percentage of room sales and food and beverage sales as well as certain other fees for advertising and reservations. Franchise fees for room sales vary from four to six percent of sales, while fees for food and beverage sales vary from two to three percent of sales. The terms of the franchise agreements are from 15 to 30 years.

     The Company has entered into management agreements with The Ritz-Carlton Hotel Company, LLC ("Ritz-Carlton"), an affiliate of Marriott International, to manage four of the Company's hotels. These agreements have an initial term of 15 to 25 years with renewal terms at the option of Ritz-Carlton of up to an additional 10 to 40 years. Base management fees vary from two to four percent of sales and incentive management fees are generally equal to 20% of available cash flow or operating profit, as defined in the agreements.

     The Company has also entered into management agreements with hotel management companies other than Marriott International and Ritz-Carlton for 12 of its hotels (10 of which are franchised under the Marriott brand). These agreements generally provide for an initial term of 10 to 20 years with renewal terms at the option of either party of up to an additional one to 15 years. These agreements generally provide for payment of base management fees equal to one to three

                             HOST MARRIOTT HOTELS
         NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS (Cont'd.)

percent of sales. Seven of the 12 agreements also provide for incentive management fees generally equal to 15 to 20 percent of available cash flow, as defined in the agreements.

     At January 2, 1998 and January 3, 1997, $75 million and $76 million, respectively, have been advanced to the hotel managers for working capital and are included in "Due From Managers" in the accompanying combined consolidated balance sheets.

16.       Litigation

The Company is from time-to-time the subject of, or involved in, judicial proceedings. Management believes that any liability or loss resulting from such matters will not have a material adverse effect on the financial position or results of operations of the Company.

     In the fourth quarter of 1997, the Company reached a settlement in a lawsuit against Trinity Industries and others for claims related to construction of the New York Marriott Marquis. In settlement of the lawsuit, the Company and its affiliate received a cash settlement of approximately $70 million, the majority of which was considered a recovery of construction costs and $10 million of which has been recorded as other revenues in the accompanying combined consolidated financial statements.

17.       Hotel Operations

     As discussed in Note 1, revenues reflect house profit from the Company's hotel properties. House profit reflects the net revenues flowing to the Company as property owner and represents all gross hotel operating revenues, less all gross property-level expenses, excluding depreciation, management fees, real and personal property taxes, ground and equipment rent, insurance and certain other costs, which are classified as operating costs and expenses.

     Accordingly, the following table presents the details of house profit for the Company's hotels for 1997, 1996 and 1995:

                                            1997     1996     1995
                                           -------  -------  -------
                                                (in millions)
Sales
 Rooms...................................  $1,850   $1,302   $  908
 Food and Beverage.......................     776      515      363
 Other...................................     180      125       81
                                           ------   ------   ------
   Total Hotel Sales.....................   2,806    1,942    1,352
                                           ------   ------   ------
Department Costs
 Rooms...................................     428      313      226
 Food and Beverage.......................     592      406      284
 Other...................................     189       63       43
                                           ------   ------   ------
   Total Department Costs................   1,209      782      553
                                           ------   ------   ------
Department Profit........................   1,597    1,160      799
Other Deductions.........................    (504)    (443)    (325)
                                           ------   ------   ------
House Profit.............................  $1,093   $  717   $  474
                                           ======   ======   ======

18.       Geographic and Business Segment Information

     The Company operates in the full-service hotel segment of the lodging industry. The Company's hotels are primarily operated under the Marriott or Ritz-Carlton brands, contain an average of nearly 500 rooms, as well as supply other amenities such as meeting space and banquet facilities; a variety of restaurants and lounges; gift shops; and swimming pools. They are typically located in downtown, airport, suburban and resort areas throughout the United States.

                             HOST MARRIOTT HOTELS
         NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS (Cont'd.)



     As of January 2, 1998, the Company's foreign operations consist of four full-service hotel properties located in Canada and two full-service hotel properties located in Mexico. There were no intercompany sales between the properties and the Company. The following table presents revenues and long-lived assets for each of the geographical areas in which the Company operates (in millions):

                                                1997                 1996                   1995
                                        --------------------  --------------------  --------------------
                                                  Long-lived            Long-lived            Long-lived
                                        Revenues      Assets  Revenues      Assets  Revenues      Assets
                                        --------------------  --------------------  --------------------

United States......................    $1,071       $4,412      $714      $3,587      $482       $2,842
International......................        39          222        18         218         2           40
                                       ------       ------      ----      ------      ----       ------
  Total............................    $1,110       $4,634      $732      $3,805      $484       $2,882
                                       ======       ======      ====      ======      ====       ======

                             HOST MARRIOTT HOTELS
                CONDENSED COMBINED CONSOLIDATED BALANCE SHEET
                                March 27, 1998
                           (unaudited, in millions)


                                     ASSETS


Property and Equipment, net.............................................  $4,926
Notes and Other Receivables, net (including amounts due from
 affiliates of $9 million)..............................................      37
Due from Managers.......................................................     133
Investments in Affiliates...............................................       6
Other Assets............................................................     318
Short-term Marketable Securities........................................     161
Cash and Cash Equivalents...............................................     539
                                                                          ------
                                                                          $6,120
                                                                          ======

                            LIABILITIES AND EQUITY


Debt
 Senior Notes...........................................................  $1,585
 Mortgage Debt..........................................................   1,943
 Other..................................................................      96
                                                                          ------
                                                                           3,624
Accounts Payable and Accrued Expenses...................................      70
Deferred Income Taxes...................................................     488
Other Liabilities.......................................................     447
                                                                          ------
 Total Liabilities......................................................   4,629
                                                                          ------

Obligation to Host Marriott Corporation Related to Mandatorily
 Redeemable Convertible Preferred Securities of a Subsidiary Trust
 Holding Company of Host Marriott Corporation Substantially All
 of Whose Assets are the Convertible Subordinated Debentures Due
 2026 ("Convertible Preferred Securities")..............................     550

Equity
 Investments and Advances from Host Marriott Corporation................     941
                                                                          ------
                                                                          $6,120
                                                                          ======



      See Notes to Condensed Combined Consolidated Financial Statements.

                              HOST MARRIOTT HOTELS
            CONDENSED COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS
              Twelve weeks ended March 27, 1998 and March 28, 1997
                            (unaudited, in millions)


                                                                           1998       1997
                                                                          ------     ------
REVENUES
 Hotels..........................................................         $ 321      $ 248
 Net gains on property transactions..............................             1          1
 Equity in earnings of affiliates................................             1          1
 Other...........................................................             2          2
                                                                          -----      -----
  Total revenues.................................................           325        252
                                                                          -----      -----

OPERATING COSTS AND EXPENSES
 Hotels (including Marriott International management fees of
  $55 million and $42 million, respectively).....................           173        151
 Other...........................................................             5         10
                                                                          -----      -----
  Total operating costs and expenses.............................           178        161
                                                                          -----      -----
OPERATING PROFIT BEFORE MINORITY INTEREST, CORPORATE
 EXPENSES AND INTEREST...........................................           147         91
Minority interest................................................           (16)       (11)
Corporate expenses...............................................           (11)        (9)
Interest expense.................................................           (76)       (63)
Dividends on Convertible Preferred Securities....................            (9)        (9)
Interest income..................................................            14         12
                                                                          -----      -----
INCOME BEFORE INCOME TAXES AND EXTRAORDINARY ITEM................            49         11
Provision for income taxes.......................................           (21)        (5)
                                                                          -----      -----

INCOME BEFORE EXTRAORDINARY ITEM.................................            28          6
Extraordinary item--Gain on extinguishment of debt (net of
 income taxes of $3 million).....................................             -          5
                                                                          -----      -----
NET INCOME.......................................................         $  28      $  11
                                                                          =====      =====




       See Notes to Condensed Combined Consolidated Financial Statements.

                             HOST MARRIOTT HOTELS
           CONDENSED COMBINED CONSOLIDATED STATEMENTS OF CASH FLOWS
             Twelve weeks ended March 27, 1998 and March 28, 1997
                           (unaudited, in millions)

                                                                   1998    1997
                                                                  ------  ------

OPERATING ACTIVITIES
Income from continuing operations...............................  $  28   $   6
Adjustments to reconcile to cash from operations:
 Depreciation and amortization..................................     54      51
 Income taxes...................................................     18       1
Equity in earnings of affiliates................................     (1)     (1)
Changes in operating accounts...................................    (19)      8
Other...........................................................     18      25
                                                                  -----   -----
 Cash from operations...........................................     98      90
                                                                  -----   -----
INVESTING ACTIVITIES
Proceeds from sales of assets...................................      1       3
Acquisitions....................................................   (118)   (115)
Capital expenditures:
 Renewals and replacements......................................    (40)    (35)
 New development projects.......................................    (12)     --
 New investment capital expenditures............................     (9)     (7)
Purchases of short-term marketable securities...................    (53)     --
Sales of short-term marketable securities.......................    246      --
Notes receivable collections....................................      1       1
Affiliate collections, net......................................     14       4
Other...........................................................     (6)     14
                                                                  -----   -----
 Cash provided by (used in) investing activities................     24    (135)
                                                                  -----   -----
FINANCING ACTIVITIES
Cash tranferred to Host Marriott................................    (55)     --
Issuances of debt...............................................      1      90
Issuances of common stock by Host Marriott......................     --       2
Scheduled principal repayments..................................     (6)     (4)
Debt prepayments................................................     (1)   (222)
Other...........................................................    (16)      5
                                                                  -----   -----
 Cash used in financing activities..............................    (77)   (129)
                                                                  -----   -----
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS................  $  45   $(174)
                                                                  =====   =====

Non-cash financing activities:
 Assumption of mortgage debt for the acquisition of, or
  purchase of controlling interests in, certain hotel
  properties....................................................  $ 164   $ 231
                                                                  =====   =====



       See Notes to Condensed Combined Consolidated Financial Statements.

                             HOST MARRIOTT HOTELS
         NOTES TO CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS

1. On April 16, 1998, the Board of Directors of Host Marriott Corporation ("Host Marriott") approved a plan to reorganize Host Marriott's current business operations by the spin-off of Host Marriott's senior living business ("SLC") and the contribution of Host Marriott's hotels and certain other assets and liabilities to a newly formed Delaware limited partnership, Host Marriott, L.P. (the "Operating Partnership") whose sole general partner will be Host Marriott Trust, a newly formed Maryland Real Estate Investment Trust ("REIT") that will merge with Host Marriott Corporation, a Delaware corporation. Host Marriott's contribution of its hotels and certain assets and liabilities to the Operating Partnership (the "Contribution") in exchange for units of limited partnership interests in the Operating Partnership will be accounted for at Host Marriott's historical basis.

     The accompanying condensed combined consolidated financial statements include the accounts of the Host Marriott hotels and the assets and liabilities expected to be included in the Contribution by Host Marriott to the Operating Partnership upon its planned conversion to a REIT (the "REIT Conversion") and is the predecessor to the Operating Partnership. In these condensed combined consolidated financial statements the predecessor to the Operating Partnership is referred to as "Host Marriott Hotels" or the "Company." The condensed combined consolidated financial statements exclude the assets, liabilities, equity, operations and cash flows related to Host Marriott's portfolio of 31 senior living communities. After the REIT Conversion, SLC will own these assets and lease the existing hotels from the Company.

     In connection with the REIT Conversion, the Operating Partnership is proposing the purchase of the remaining interests in eight public limited partnerships in which Host Marriott or its subsidiaries are general partners that own or control 24 full-service hotels. Five of the partnerships (nine hotels) are already controlled and consolidated by Host Marriott as are two of the hotels in another of the partnerships for which a subsidiary of Host Marriott provided 100% non-recourse financing for the acquisition of these two hotels. The Operating Partnership is also proposing to purchase certain private partnerships in which Host Marriott or its subsidiaries are general partners in exchange for units in the Operating Partnership ("OP Units"). OP Units will be convertible into one share of Host Marriott common stock for each OP Unit owned or, at the election of Host Marriott Trust, cash in an amount equal to the market value of such shares beginning one year after the issuance of the OP Unit.

     However, the consummation of the REIT Conversion is subject to significant contingencies that are outside the control of the Company, including final Board approval, consents of shareholders, partners, bondholders, lenders and ground lessors of Host Marriott, its affiliates and other third parties. Accordingly, there can be no assurance that the REIT Conversion will be completed.

     The accompanying condensed combined consolidated financial statements have been prepared by the Company without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with generally accepted accounting principles have been condensed or omitted. The Company believes the disclosures made are adequate to make the information presented not misleading. However, the condensed combined consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's audited financial statements for the three fiscal years in the period ended January 2, 1998.

     In the opinion of the Company, the accompanying unaudited condensed combined consolidated financial statements reflect all adjustments necessary to present fairly the financial position of the Company as of March 27, 1998 and the results of operations and cash flows for the twelve weeks ended March 27, 1998 and March 28, 1997. Interim results are not necessarily indicative of fiscal year performance because of the impact of seasonal and short-term variations.

                             HOST MARRIOTT HOTELS
         NOTES TO CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS

2. In April 1998, Host Marriott reached a definitive agreement with various affiliates of The Blackstone Group and Blackstone Real Estate Partners (collectively, "Blackstone") to acquire interests in 12 world-class luxury hotels in the U.S. and certain other assets in a transaction valued at approximately $1.735 billion, including the assumption of two mortgages one of which is secured by a thirteenth hotel. The Company expects to pay approximately $862 million in cash and assumed debt and to issue approximately 43.7 million Operating Partnership units. Each OP Unit will be exchangeable for one share of Host Marriott common stock (or its cash equivalent). Upon completion of the acquisition, Blackstone will own approximately 18% of the outstanding shares of Host Marriott common stock on a fully converted basis. The Blackstone portfolio consists of two Ritz-Carltons, two Four Seasons, one Grand Hyatt, three Hyatt Regencies and four Swissotel properties and a mortgage note for a third Four Seasons.

3. Revenues primarily represent house profit from the Company's hotel properties, net gains (losses) on property transactions, and equity in earnings (losses) of affiliates. House profit reflects the net revenues flowing to the Company as property owner and represents gross hotel operating revenues, less gross property-level expenses, excluding depreciation, management fees, real and personal property taxes, ground and equipment rent, insurance and certain other costs, which are classified as operating costs and expenses.

     House profit generated by the Company's hotels for 1998 and 1997 consists of:
                                                     Twelve Weeks Ended
                                                    --------------------
                                                    March 27,  March 28,
                                                      1998       1997
                                                    ---------  ---------
                                                       (in millions)
Sales
   Rooms..............................................  $ 509      $ 408
   Food & Beverage....................................    222        171
   Other..............................................     56         41
                                                        -----      -----
    Total Hotel Sales.................................    787        620
                                                        -----      -----
Department Costs
   Rooms..............................................    114         92
   Food & Beverage....................................    163        127
   Other..............................................     28         21
                                                        -----      -----
    Total Department Costs............................    305        240
                                                        -----      -----
Department Profit.....................................    482        380
Other Deductions......................................    161        132
                                                        -----      -----
House Profit..........................................  $ 321      $ 248
                                                        =====      =====

4. Basic and diluted earnings per OP Unit have been calculated based on the number of Host Marriott common shares outstanding for all periods presented because it is expected that upon the REIT Conversion the Operating Partnership will issue OP Units to Host Marriott in exchange for the Contribution equal to the number of shares of outstanding Host Marriott common stock. Accordingly, the following discussion of earnings (loss) per OP Unit is on a pro forma basis as if the REIT Conversion and Contribution had occurred.

   Basic earnings per OP Unit is computed by dividing net income by the weighted average number of shares of common stock outstanding of Host Marriott. Diluted earnings per OP Unit is computed by dividing net income by the weighted average number of shares of common stock outstanding plus other potentially dilutive securities of Host Marriott. Diluted earnings per OP Unit has not been adjusted for the impact of the Convertible Preferred Securities as they are anti-dilutive.

                             HOST MARRIOTT HOTELS
         NOTES TO CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS


   Basic and diluted earnings per OP Unit on a pro forma basis are as follows:

                                                          Twelve Weeks Ended
                                                       ------------------------
                                                       March 27,    March 28,
                                                         1998         1997
                                                       ---------  -------------

   Basic earnings per OP Unit:
   Income before extraordinary item..................     $  .14        $  .03
   Extraordinary item -- Gain on extinguishment of
    debt (net of income taxes).......................         --           .02
                                                          ------        ------
     Basis earnings per OP Unit......................     $  .14        $  .05
                                                          ======        ======
   Diluted earnings per OP Unit:
   Income before extraordinary item..................     $  .13        $  .03
   Extraordinary item -- Gain on extinguishment of
    debt (net of income taxes).......................         --           .02
                                                          ------        ------
     Diluted earnings per OP Unit....................     $  .13        $  .05
                                                          ======        ======

A reconciliation of the number of shares utilized for the calculation of dilutive earnings per OP Unit follows:

                                                         Twelve Weeks Ended
                                                      ------------------------
                                                         March 27,     March 28,
                                                           1998          1997
                                                          ------        ------
                                                             (in millions)

 Weighted average number of common shares
  outstanding........................................      203.9         202.3
 Assuming distribution of common shares granted
  under the comprehensive stock plan, less shares
  assumed purchased at average market price..........        4.4           5.2
 Assuming distribution of common shares issuable for
  warrants, less shares assumed purchased at average
  market price.......................................         .3            .3
                                                          ------        ------
    Shares utilized for the calculation of diluted
     earnings per OP Unit............................      208.6         207.8
                                                          ======        ======

5. As of March 27, 1998, the Company had minority interests in 19 affiliates that own an aggregate of 241 properties, 21 of which are full-service properties, managed primarily by Marriott International, Inc. The Company's equity in earnings of affiliates was $1 million for each of the twelve weeks ended March 27, 1998 and March 28, 1997, respectively.

   Combined summarized operating results reported by affiliates follows:


                                                      Twelve Weeks Ended
                                                     ---------------------
                                                     March 27,  March 28,
                                                       1998        1997
                                                     ---------  ----------
                                                         (in millions)


   Revenues.......................................      $ 124      $ 141
   Operating expenses:
    Cash charges (including interest).............         79         94
    Depreciation and other non-cash charges.......         35         50
                                                        -----      -----
   Income (loss) before extraordinary item........         10         (3)
   Extraordinary item - forgiveness of debt.......          4         18
                                                        -----      -----
    Net income....................................      $  14      $  15
                                                        =====      =====

   In the first quarter of 1998, the Company obtained a controlling interest in the partnership that owns the 1,671-room Atlanta Marriott Marquis for approximately $239 million, including $164 million in assumed mortgage debt. The Company previously owned a 1.3% general and limited partnership interest.

                             HOST MARRIOTT HOTELS
         NOTES TO CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS

   In second quarter of 1998, the Company acquired the partnership that owns the 289-room Park Ridge Marriott in Park Ridge, New Jersey for $24 million. The Company previously owned a 1% managing general partner interest and a note receivable interest.

6. In the first quarter of 1998, the Company acquired a controlling interest in, and will become the managing general partner for, the partnership that owns the 359-room Albany Marriott, the 350-room San Diego Marriott Mission Valley and the 320-room Minneapolis Marriott Southwest for approximately $50 million. The Company also acquired the 281-room Ritz-Carlton, Phoenix for $75 million. In addition the Company entered into an agreement to purchase the 397-room Ritz-Carlton, Tysons Corner located in Northern Virginia.

   In the second quarter of 1998, the Company sold the 662-room New York Marriott East Side for approximately $191 million and recorded a pre-tax gain of approximately $40 million and the 192-room Napa Valley Marriott for approximately $21 million and recorded a pre-tax gain of approximately $10 million.

7. In March 1997, Host Marriott purchased 100% of the outstanding bonds secured by a first mortgage on the San Francisco Marriott Hotel. Host Marriott purchased the bonds for $219 million, an $11 million discount to the face value of $230 million. In connection with the redemption and defeasance of the bonds, the Company recognized an extraordinary gain of $5 million, which represents the $11 million discount and the write-off of deferred financing fees, net of taxes.

8. The Company operates in the full-service hotel segment of the lodging industry. The Company's hotels are primarily operated under the Marriott or Ritz-Carlton brands.

   As of March 27, 1998 and March 28, 1997, the Company's foreign operations consist of four full-service hotel properties located in Canada and two full-service hotel properties located in Mexico. There were no intercompany sales between the properties and the Company. The following table presents revenues for each of the geographical areas in which the Company operates (in millions):
                                            Twelve Weeks Ended
                                   -----------------------------------
                                    March 27, 1998     March 28, 1997
                                   ----------------   ----------------
     United States..............   $           315    $           244
     International..............                10                  8
                                   ---------------    ---------------
       Total....................   $           325    $           252
                                   ===============    ===============

9. In the first quarter of 1998, the Company adopted SFAS No. 130, "Reporting Comprehensive Income," ("SFAS 130"). SFAS 130 establishes standards for reporting and display of comprehensive income and its components in financial statements. The objective of SFAS 130 is to report a measure of all changes in equity of an enterprise that result from transactions and other economic events of the period other than transactions with owners. Comprehensive income is the total of net income and all other nonowner changes in equity.

   The Company's only component of other comprehensive income is the right to receive up to 1.4 million shares of Host Marriott Services Corporation's common stock or an equivalent cash value subsequent to exercise of the options held by certain former and current employees of Marriott International. For the twelve weeks ended March 27, 1998 and March 28, 1997, the Company had no other comprehensive income. As of March 27, 1998 and January 2, 1998, the Company's accumulated other comprehensive income was approximately $10 million.